                                                                     EXHIBIT 4.9


================================================================================

                             CASINO AMERICA, INC.
                                    ISSUER

                     RIVERBOAT CORPORATION OF MISSISSIPPI
                 RIVERBOAT CORPORATION OF MISSISSIPPI-VICKSBURG
                        RIVERBOAT SERVICES INCORPORATED
                                  CSNO, INC.
                    LOUISIANA RIVERBOAT GAMING PARTNERSHIP
                       ST. CHARLES GAMING COMPANY, INC.
                              LRG HOTELS, L.L.C.
                         GRAND PALAIS RIVERBOAT, INC.
                              LRGP HOLDINGS, INC.
                                 P.P.I., INC.
                             ASMI MANAGEMENT INC.
                      ISLE OF CAPRI CASINO COLORADO, INC.
                             SUBSIDIARY GUARANTORS

                                      TO

                              FLEET NATIONAL BANK

                                    TRUSTEE

                   ----------------------------------------
                                   INDENTURE

                         DATED AS OF AUGUST ___, 1996

                   ----------------------------------------

                                 $300,000,000

                     _____% SENIOR SECURED NOTES DUE 2003


================================================================================

                              Casino America, Inc.

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture dated as of August __, 1996
    ----------------------------------------------------------------------


      Trust Indenture
        Act Section                                     Indenture Section
- ------------------------                             -----------------------
(S) 310(a)(1)             ............................ 607
(S) 310(a)(2)             ............................ 607
(S) 310(b)                ............................ 608
(S) 311                   ............................ 604; 611
(S) 312(a)                ............................ 703
(S) 312(b)                ............................ 704
(S) 312(c)                ............................ 705
(S) 313                   ............................ 704
(S) 314(a)                ............................ 705
(S) 314(a)(4)             ............................ 1008(a)
(S) 314(b)                ............................ 1202
(S) 314(c)(1)             ............................ 102
(S) 314(c)(2)             ............................ 102
(S) 314(e)                ............................ 102
(S) 315(a)                ............................ 602
(S) 315(b)                ............................ 601
(S) 315(c)                ............................ 602
(S) 315(d)                ............................ 602
(S) 316(a)(last sentence) ............................ 101 ("Outstanding")
(S) 316(a)(1)(A)          ............................ 502, 512
(S) 316(a)(1)(B)          ............................ 513
(S) 316(b)                ............................ 508
(S) 316(c)                ............................ 104(d)
(S) 317(a)(1)             ............................ 503
(S) 317(a)(2)             ............................ 504
(S) 317(b)                ............................ 1003
(S) 318(a)                ............................ 111

- ----------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----

PARTIES...................................................................... 1
RECITALS..................................................................... 1

ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION......... 2

SECTION 101. Definitions..................................................... 2
SECTION 102. Compliance Certificates and Opinions............................24
SECTION 103. Form of Documents Delivered to Trustee..........................25
SECTION 104. Acts of Holders.................................................25
SECTION 105. Notices, etc. to Trustee and Company............................27
SECTION 106. Notice to Holders; Waiver.......................................27
SECTION 107. Effect of Headings and Table of Contents........................27
SECTION 108. Successors and Assigns..........................................28
SECTION 109. Separability Clause.............................................28
SECTION 110. Benefits of Indenture...........................................28
SECTION 111. Governing Law...................................................28
SECTION 112. Legal Holidays..................................................28

ARTICLE TWO  NOTE FORMS......................................................28

SECTION 201. Forms Generally.................................................28
SECTION 202. Temporary Notes.................................................29

ARTICLE THREE  THE NOTES.....................................................29

SECTION 301. Title and Terms.................................................29
SECTION 302. Denominations...................................................30
SECTION 303. Execution, Authentication, Delivery and Dating..................30
SECTION 304. Registration, Registration of Transfer and Exchange.............31
SECTION 305. Mutilated, Destroyed, Lost and Stolen Notes.....................32
SECTION 306. Payment of Interest; Interest Rights Preserved..................33
SECTION 307. Persons Deemed Owners...........................................34
SECTION 308. Cancellation....................................................34
SECTION 309. Computation of Interest.........................................34

ARTICLE FOUR  SATISFACTION AND DISCHARGE.....................................34

SECTION 401. Satisfaction and Discharge of Indenture.........................34
SECTION 402. Application Of Trust Money......................................35

ARTICLE FIVE  REMEDIES.......................................................36

SECTION 501. Events of Default...............................................36

SECTION 502. Acceleration of Maturity; Rescission and Annulment..............38
SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.39
SECTION 504. Trustee May File Proofs of Claim................................40
SECTION 505. Trustee May Enforce Claims Without Possession of Notes..........40
SECTION 506. Application Of Money Collected..................................40
SECTION 507. Limitation on Suits.............................................41
SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and
     Interest................................................................42
SECTION 509. Restoration of Rights and Remedies..............................42
SECTION 510. Rights and Remedies Cumulative..................................42
SECTION 511. Delay or Omission Not Waiver....................................42
SECTION 512. Control by Holders..............................................42
SECTION 513. Waiver of Past Defaults.........................................43
SECTION 514. Waiver of Stay or Extension Laws................................43

ARTICLE SIX THE TRUSTEE......................................................43

SECTION 601. Notice of Defaults..............................................43
SECTION 602. Certain Rights of Trustee.......................................44
SECTION 603. Trustee Not Responsible for Recitals or Issuance of Notes.......45
SECTION 604. May Hold Notes..................................................45
SECTION 605. Money Held in Trust.............................................45
SECTION 606. Compensation and Reimbursement..................................46
SECTION 607. Corporate Trustee Required; Eligibility.........................46
SECTION 608. Resignation and Removal; Appointment of Successor...............46
SECTION 609. Acceptance of Appointment by Successor..........................48
SECTION 610. Merger or Conversion, Consolidation or Succession to Business...48
SECTION 611. Preferential Collection of Claims Against Company...............49
SECTION 612. Paying Agent; Registrar.........................................49

ARTICLE SEVEN HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY..............49

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.......49
SECTION 702. Preservation of Information; Communications to Holders..........50
SECTION 703. Disclosure of Names and Addresses of Holders....................51
SECTION 704. Reports by Trustee..............................................51
SECTION 705. Reports by Company..............................................52

ARTICLE EIGHT CONSOLIDATION, MERGER OR CONVEYANCE............................52

SECTION 801. Company and Restricted Subsidiaries May Consolidate, Merge or
     Convey Only on Certain Terms............................................52
SECTION 802. Successor Substituted...........................................54

ARTICLE NINE SUPPLEMENTAL INDENTURES AND AMENDMENTS TO COLLATERAL DOCUMENTS..54

SECTION 901.  Supplemental Indentures and Amendment to Collateral
     Documents Without Consent of Holders.................................... 54
SECTION 902.  Supplemental Indentures and Amendments to Collateral
     Documents with Consent of Holders....................................... 55
SECTION 903.  Execution of Supplemental Indentures and Amendments
     to the Collateral Documents............................................. 57
SECTION 904.  Effect of Supplemental Indenture............................... 57
SECTION 905.  Conformity with Trust Indenture Act............................ 57
SECTION 906.  Reference in Notes to Supplemental Indentures.................. 57
SECTION 907.  Notice of Supplemental Indentures and Amendments
     to Collateral Documents................................................. 58

ARTICLE TEN CERTAIN COVENANTS................................................ 58

SECTION 1001. Payment of Principal, Premium, Any, and Interest............... 58
SECTION 1002. Maintenance of Office or Agency................................ 58
SECTION 1003. Agency for Note Payments to Be Held in Trust................... 59
SECTION 1004. Corporate Existence............................................ 60
SECTION 1005. Payment of Taxes and Other Claims.............................. 60
SECTION 1006. Maintenance of Properties...................................... 60
SECTION 1007. Maintenance of Insurance....................................... 61
SECTION 1008. Statement by Officers as to Default............................ 61
SECTION 1009. Filing and Provision of Exchange Act Reports................... 61
SECTION 1010. Limitation on Indebtedness..................................... 61
SECTION 1011. Limitation on Liens............................................ 63
SECTION 1012. Limitation on Restricted Payments.............................. 64
SECTION 1013. Limitation on Dividends and Other Payment Restrictions
     Affecting Restricted Subsidiaries....................................... 65
SECTION 1014. Limitation on Asset Sales and Events of Loss................... 66
SECTION 1015. Ownership of Stock of Restricted Subsidiaries.................. 67
SECTION 1016. Limitation on Transactions with Affiliates..................... 67
SECTION 1017. Change in Nature of Business................................... 68
SECTION 1018. Additional Collateral.......................................... 68
SECTION 1019. Restricted and Unrestricted Subsidiaries; Subsidiary
    Guarantors............................................................... 72
SECTION 1020. Excess Louisiana Cash Account.................................. 74
SECTION 1021. Collateral Documents........................................... 74
SECTION 1022. Validity of Liens on Collateral................................ 74
SECTION 1023. Stay, Extension and Usury Laws................................. 74

ARTICLE ELEVEN REDEMPTION OF AND REPURCHASE OF SECURITIES.................... 75

SECTION 1101. Right of Redemption............................................ 75
SECTION 1102. Applicability of Article....................................... 76
SECTION 1103. Election to Redeem; Notice to Trustee.......................... 76
SECTION 1104. Selection by Trustee of Notes to Be Redeemed or
     Repurchased............................................................. 76
SECTION 1105. Notice of Redemption........................................... 76
SECTION 1106. Deposit of Redemption Price.................................... 77

SECTION 1107. Notes Payable on Redemption Date............................... 77
SECTION 1108. Notes Redeemed in Part......................................... 78
SECTION 1109. Change of Control Repurchase Offer............................. 78
SECTION 1110. Asset Sale/Loss Proceeds Repurchase Offer...................... 78
SECTION 1111. Excess Louisiana Cash Repurchase Offer......................... 78
SECTION 1112. Procedures for Offers to Repurchase Notes...................... 79
SECTION 1113. Effect of Repurchase Notice.................................... 81
SECTION 1114. Deposit of Repurchase Price.................................... 81
SECTION 1115. Covenant to Comply with Securities Laws Upon Repurchase of Notes................................................................ 82
SECTION 1116. Repayment to the Company....................................... 82

ARTICLE TWELVE CERTAIN COLLATERAL MATTERS.................................... 82

SECTION 1201. Approval of Collateral Documents and Other
     Note Documents.......................................................... 82
SECTION 1202. Evidence of Perfection of Liens; Required Collateral;
     Further Assurances...................................................... 82
SECTION 1203. Amendment to the Collateral Documents Without
     Consent of Holders...................................................... 86
SECTION 1204. Amendment to the Collateral Documents With
     Consent of Holders...................................................... 86
SECTION 1205. Release of Collateral under Certain Circumstances.............. 87
SECTION 1206. Release and Substitution of Collateral--Trust
     Indenture Act Compliance................................................ 87
SECTION 1207. Release Upon Termination of the Company's Obligations.......... 88
SECTION 1208. Collateral Agent's Duties...................................... 88

ARTICLE THIRTEEN GUARANTEES.................................................. 89

SECTION 1301. Subsidiary Guarantees.......................................... 89
SECTION 1302. Nature of Subsidiary Guarantees................................ 89
SECTION 1303. Authorization.................................................. 90
SECTION 1304. Certain Waivers................................................ 91
SECTION 1305. No Subrogation; Certain Agreements............................. 92
SECTION 1306. Bankruptcy No Discharge........................................ 92
SECTION 1307. Severability of Void Obligations under Subsidiary
     Guarantees.............................................................. 93
SECTION 1308. Right of Contribution.......................................... 93
SECTION 1309. Additional Subsidiary Guarantors............................... 94
SECTION 1310. Company Guarantee.............................................. 94

ARTICLE FOURTEEN DEFEASANCE AND COVENANT DEFEASANCE.......................... 94

SECTION 1401. Company's Option to Effect Defeasance or
     Covenant Defeasance..................................................... 94
SECTION 1402. Defeasance and Discharge....................................... 94
SECTION 1403. Covenant Defeasance............................................ 95
SECTION 1404. Conditions to Defeasance or Covenant Defeasance................ 95
SECTION 1405. Deposited Money and U.S. Government Obligations
     to Be Held in Trust; Other Miscellaneous Provisions..................... 96
SECTION 1406. Reinstatement.................................................. 97

     INDENTURE, dated as of August ___, 1996, by and among:

     (1)  Casino America, Inc., a Delaware corporation (the "COMPANY"),

     (2) Riverboat Corporation of Mississippi, a Mississippi corporation, Riverboat Corporation of Mississippi-Vicksburg, a Mississippi corporation, Riverboat Services Incorporated, an Iowa corporation, CSNO, Inc., a Louisiana corporation, Louisiana Riverboat Gaming Partnership, a Louisiana corporation, St. Charles Gaming Company, Inc., a Louisiana corporation, LRG Hotels, L.L.C., a Louisiana corporation, Grand Palais Riverboat, Inc., a Louisiana corporation, LRGP Holdings, Inc., a Louisiana corporation, P.P.I., Inc., a Florida corporation, ASMI Management Inc., a Florida corporation, and Isle of Capri Casino Colorado, Inc., a Colorado corporation,

     (3) any person that may from time to time become a party hereto as a Subsidiary Guarantor (as defined below) by executing and delivering to the Trustee an Addendum to Subsidiary Guarantee (as defined below), and

     (4)  Fleet National Bank, as trustee (the "TRUSTEE").

             RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

     A. The Company has duly authorized the creation of an issue of ___% Senior Secured Notes Due 2003 (the "NOTES"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     B. Each of the Subsidiary Guarantors listed in clause (2) above has duly authorized its guarantee of the Notes and certain other obligations of the Company as set forth in Article Thirteen hereof and endorsed on the Notes (together with any Addendum to Subsidiary Guarantees collectively, the "SUBSIDIARY GUARANTEES"), and to provide therefor, has duly authorized the execution and delivery of this Indenture.

     C. This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     D. All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

     E. All things necessary have been done to make the Subsidiary Guarantees, when executed by the Subsidiary Guarantors and endorsed on the Notes authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Subsidiary Guarantors and to make this Indenture a valid agreement of the Subsidiary Guarantors, in accordance with their and its terms.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE


      DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      SECTION 101.  DEFINITIONS.
                    -----------

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper," as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, any computation required or permitted hereunder shall be made in accordance with GAAP; and

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "ACCOUNTS PLEDGE AGREEMENT" means the Accounts Pledge Agreement, dated the date of this Indenture, between the Company and the Collateral Agent, securing the Secured Obligations and substantially in the form attached to this Indenture as Exhibit C, as may be amended from time to time as permitted by this Indenture.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or that is assumed in connection with an Asset Acquisition by such Person, but not Indebtedness incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or such acquisition.

     "ACT" when used with respect to any Holder, has the meaning specified in
Section 104.

     "ADDITIONAL CAPITAL STOCK COLLATERAL" has the meaning specified in Section 1018.

     "AGENT" means any Registrar, Paying Agent, co-registrar, co-paying agent or other agent appointed pursuant to Section 1002.

     "AFFILIATE" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person and with respect to any natural Person, any other immediate family member of such natural Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock or other equity interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that, in any event, any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "AFFILIATE TRANSACTION" has the meaning specified in Section 1016.

     "AIRPLANE" means the King Air 200 airplane owned by the Company on the Issue Date.

     "ASSET ACQUISITION" means (a) any capital contribution (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock or other similar ownership or profit interest, by the Company or any of its Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (b) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

     "ASSETS HELD FOR SALE OR DEVELOPMENT" means (i) the FFC Preferred Stock,
(ii) the Airplane, (iii) the Real Estate Options, (iv) the Cripple Creek Land and (v) the Discontinued Assets.

     "ASSET SALE" means any direct or indirect sale, conveyance, transfer, lease (other than an operating lease) relating to assets, the fair market value of which, determined in the good faith judgment of the Board of Directors, does not exceed $2 million, assignment, issuance or other disposition (including, without limitation, by means of a sale-leaseback transaction) by the Company or any Restricted Subsidiary to any Person (other than the Company or a wholly owned Restricted Subsidiary), in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary or other similar equity interest or (b) any other property or asset of the Company or any Restricted Subsidiary (other than (s) Assets Held for Sale or Development, (t) any Non-Material Assets acquired after the Issue Date, (u) any Hotel Properties (v) current assets, as defined in accordance with GAAP, in the ordinary course of business, (w) damaged, worn out or other obsolete property in the ordinary course of business if no longer necessary for the proper conduct of such business, (x) property no longer used or useful in the ordinary course of business or property replaced with similar property of similar utility in the ordinary course of business, (y) each other disposition (or series of related dispositions) that results in Net Cash Proceeds of less than or equal to $1 million and (z) an Investment permitted under Section 1012 or a disposition made in accordance with Section 801.

     "AVERAGE LIFE" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

     "BENEFICIARIES" means the Holders, the Trustee and the Collateral Agent.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors of the Company, or any duly authorized committee thereof, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests (including partnership and other equity interests), participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person's capital stock, whether outstanding on the Issue Date or issued after such date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

     "CAPITALIZED LEASE OBLIGATION" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date of determination shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "CASH EQUIVALENTS" means any of the following, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens and having a maturity of not greater than 270 days from the date of acquisition (a) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) insured certificates of deposit or acceptances of any commercial bank that is a member of the Federal Reserve System, that issues (or the parent of which issues) commercial paper rated as described in clause (c) below and that has combined capital and surplus and undivided profits of not less than $500 million, (c) commercial paper issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 (or the then equivalent grade) by Standard & Poor's Corporation or at least Prime-1 (or the then equivalent grade) by Moody's Investors Service, Inc., and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States government or any agency or other instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), provided that the terms of such repurchase and reverse repurchase agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

     "CASINO" means a gaming establishment owned, directly or indirectly, by the Company and any building, restaurant, theater, amusement park or other entertainment facility, parking or recreational vehicle facilities, retail shops, land, equipment and other property or asset directly ancillary thereto and used or to be used in connection therewith, other than a Casino Hotel.

     "CASINO HOTEL" means any hotel or similar hospitality facility, including, without limitation, a recreational vehicle park or marina serving a Casino, owned, directly or indirectly, by the Company.

     "CASINO IMPROVEMENT" means any capital addition, improvement, extension or repair to the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City or the Isle-Lake Charles.

     "CHANGE OF CONTROL" means after the Issue Date, an event or series of events by which:

          (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) (other than the Permitted Equity Holders) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities representing the greater of (a) that percentage of the combined voting power of the Company's outstanding Voting Stock held by Permitted Equity Holders (including shares as to which the Company or a Permitted Equity Holder holds an effective proxy to vote) or (b) 35% or more of the combined voting power of the Company's outstanding Voting Stock, but excluding in each case from the percentage of voting power held by any group, the voting power of shares owned by the Permitted Equity Holders who are deemed to be members of the group provided that such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such group, and at such time the Permitted Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of voting power of such Voting Stock as the percentage "beneficially owned" by such person or group;

          (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors (together with any new or replacement directors whose election by the Board of Directors, or whose nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

          (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property (other than any such transaction where the outstanding Voting Stock of the Company is (a) changed only to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or (b) is exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment under Section 1012 (and such amount shall be treated as a Restricted Payment) and no person or group, other than Permitted Equity Holders (including any Permitted Equity Holders who are part of a group where such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such group), owns immediately after such transaction, directly or indirectly, more than 35% of the combined voting power of the outstanding Voting Stock of the surviving corporation; or

          (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Section 801.

     "CHANGE OF CONTROL OFFER" has the meaning specified in Section 1109.

     "COLLATERAL" means any assets of the Company or the Subsidiary Guarantors defined as Collateral in any of the Collateral Documents.

     "COLLATERAL ACCOUNT" means one or more deposit accounts in the name of the Company or a Subsidiary Guarantor, but under the sole dominion and control of the Collateral Agent, in which the Company or a Subsidiary Guarantor shall deposit or shall cause to be deposited Net Cash Proceeds from an Asset Sale or Event of Loss or Excess Louisiana Cash.

     "COLLATERAL AGENT" means Fleet National Bank, as collateral agent for itself and the Holders under any of the Collateral Documents, or any successor collateral agent.

     "COLLATERAL DOCUMENTS" means, collectively, the Accounts Pledge Agreement, the Company Pledge Agreement, the Subsidiary Pledge Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Mortgages, the Ship Mortgages, the Environmental Indemnity Agreement and any other security document entered into by the Company or any Subsidiary Guarantor to secure the Secured Obligations, in each case as amended from time to time as permitted by this Indenture.

     "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

     "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "COMPANY GUARANTEE" means the guarantee of the Company with respect to the obligations of the Subsidiary Guarantors under their respective Subsidiary Guarantees.

     "COMPANY OBLIGATIONS" has the meaning set forth in Section 1301.

     "COMPANY PLEDGE AGREEMENT" means the Company Pledge Agreement, dated as of the date of this Indenture, between the Company and the Collateral Agent, securing the Secured Obligations of the Company and substantially in the form attached to this Indenture as Exhibit D, as amended from time to time as permitted by this Indenture.

     "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its chairman, its president, any vice president, its treasurer or an assistant treasurer, and delivered to the Trustee.

     "COMPANY SECURITY AGREEMENT" means the Company Security Agreement, dated as of the date of this Indenture, between the Company and the Collateral Agent, securing the Secured Obligations of the Company and substantially in the form attached to this Indenture as Exhibit F, as amended from time to time as permitted by this Indenture.

     "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

     "CONSOLIDATED CASH FLOW" means, for any period, the sum of (a) the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period plus (b) the sum of the following items (to the extent deducted in determining Consolidated Net Income and without duplication): (i) all Consolidated Interest Expense, (ii) Consolidated Non-cash Charges, (iii) Consolidated Income Tax Expense, and (iv) any pre-opening expenses.

     "CONSOLIDATED COVERAGE RATIO" means the ratio of (a) Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the period (the "REFERENCE PERIOD") including the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Consolidated Coverage Ratio (the "TRANSACTION DATE") to (b) the Consolidated Interest Expense for such Reference Period (based upon the pro forma amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Transaction Date and after giving effect to the transaction in question, unless otherwise provided in the Indenture). For purposes of this definition, if the Transaction Date occurs before the date on which the Company's consolidated financial statements for the four full fiscal quarters after the Issue Date are first available, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated, in the case of the Company and its Restricted Subsidiaries, after giving effect on a pro forma basis as if the Notes outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period. In addition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or retirement of any Indebtedness of the Company and its Restricted Subsidiaries at any time during the Reference Period, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (unless otherwise provided in this Indenture), as if such Indebtedness were incurred or retired on the first day of the Reference Period; provided that if the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred such guaranteed Indebtedness and
(ii) any Asset Sale, Event of Loss or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Restricted Subsidiaries (including any Person who becomes a Subsidiary as result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Acquisition, as if such Asset Sale, Event of Loss or Asset Acquisition and/or retirement occurred on the first day of the Reference Period, but giving effect to any adjustments set forth in the definition of "Consolidated Net Income." Furthermore, in calculating Consolidated Interest Expenses for purposes of this "Consolidated Coverage Ratio," interest on Indebtedness determined on a fluctuating basis shall be deemed to accrue at the rate in effect on the Transaction Date for such entire period.

     "CONSOLIDATED INCOME TAX EXPENSE" means, as applied to any Person for any period, federal, state, local and foreign income taxes (including franchise taxes imposed in lieu of or as additional income tax) of such Person and its Restricted Subsidiaries for such period, determined in accordance with GAAP; provided, that for purposes hereof, "income taxes" shall specifically exclude any taxes paid to or imposed by a Gaming Authority.

     "CONSOLIDATED INTEREST EXPENSE" means as applied to any Person for any period the sum of the following items (without duplication): (i) the aggregate amount of interest recognized by such Person and its Restricted Subsidiaries in respect of their Consolidated Indebtedness (including all interest capitalized by such Person and its Restricted Subsidiaries during such period and all commissions, discounts and other similar fees and charges owed by such Person or any of its Restricted Subsidiaries for letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate and Currency Protection Obligations of such Person and its Restricted Subsidiaries, but excluding amortization of deferred financing cost and debt discount or premium,
(ii) the aggregate amount of the interest component of rentals in respect of Capitalized Lease Obligations recognized by such Person and its Restricted Subsidiaries, (iii) to the extent any Indebtedness of any other Person is guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such guaranteed Indebtedness, (iv) the interest portion of any deferred payment obligation, (v) an amount equal to 1/3 of the base rental expense (i.e., not any rent expense paid as a percentage of revenues) attributable to such Person and its Restricted Subsidiaries and (vi) the amount of dividends payable by such Person and its Restricted Subsidiaries in respect of Disqualified Stock (other than such dividends payable to such Restricted Subsidiaries).

     "CONSOLIDATED NET INCOME" means, for any period, the aggregate of the consolidated Net Income (or net loss) of the Company and its Restricted Subsidiaries (determined in accordance with GAAP), less (to the extent included in such consolidated Net Income) (a) the Net Income (or net loss) of any Person (the "other Person") (i) other than a Restricted Subsidiary or (ii) in which the Company or any of its Restricted Subsidiaries has a joint interest with a third party (which interest does not cause the Net Income (or net loss) of such other Person to be consolidated into the Net Income (or net loss) of the Company and its Restricted Subsidiaries in accordance with GAAP), except in each such case such Net Income shall be included to the extent of the amount of cash dividends or other cash distributions in respect of Capital Stock or other interest owned actually paid (out of funds legally available therefor) to and received by the Company or its Restricted Subsidiaries, (b) items (other than the tax benefit of the utilization of net operating loss carry forwards or alternative minimum tax credits) classified as extraordinary, (c) except to the extent includable in clause (a) above, the Net Income (or loss) of any other Person (other than SCGC, LRGP and LRGH, the Net Income of which will be included for the entire period for which Consolidated Net Income is being determined) accrued or attributable to any period before the date on which it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or such other Person's property or Capital Stock (or a portion thereof) is acquired by the Company or any of its Restricted Subsidiaries and
(d) the Net Income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided, however, at any such time, Consolidated Net Income does not include the amount attributable to the one-time charge incurred by the Company in its third quarter of fiscal 1996.

     "CONSOLIDATED NET WORTH" means, at any date of determination, the sum of
(i) the consolidated equity of the common stockholders of such Person and its Restricted Subsidiaries on such date plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect to the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a Restricted Subsidiary of such Person, (y) all investments in Persons that are not Restricted

Subsidiaries and (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

     "CONSOLIDATED NON-CASH CHARGES" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

     "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at _____________________, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at _____________________, New York, New York.

     "CRIPPLE CREEK LAND" means the real estate owned or leased by the Company in Cripple Creek, Colorado.

     "CURRENT MARKET VALUE" means, with reference to the Notes, on any date the arithmetic mean of the Quoted Price of the Notes for the 20 consecutive trading days commencing 30 days before such date.

     "DEFAULT" means any Event of Default or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "DEFAULTED INTEREST" has the meaning specified in Section 306.

     "DEFEASANCE" and "COVENANT DEFEASANCE" have the meanings specified in
Section 1402.

     "DISCONTINUED ASSETS" means the following assets held for sale by the Company as of the Issue Date: (i) the Emerald Lady riverboat and the Diamond Lady riverboat, (ii) the Lucky Seven barge and two other barges (vessel numbers 524872 and 511360), (iii) the Illinois Merchant tug boat, the Honey Bear tug boat and the E.F. Barber tug boat and (iv) gaming equipment held for sale.

     "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock or other similar ownership or profit interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or before the Maturity Date of the Notes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ENVIRONMENTAL INDEMNITY AGREEMENT" means the Environmental Indemnity Agreement, dated as of the date of this Indenture, among the Grantors and the Collateral Agent, substantially in the form attached to this Indenture as Exhibit K.

     "EVENT OF DEFAULT" has the meaning specified in Section 501.

     "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal) of the Company or any Permitted Subsidiary that has a Fair Market Value of $2 million or more, any of the following (i) any loss, destruction or damage of such property or asset; (ii) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain or navigational servitude or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.

     "EXCESS LOUISIANA CASH" means the sum of (a) Isle-Bossier City Cash Flow, in the event of an adverse vote on or about November 5, 1996 with respect to the conduct of riverboat gaming in Bossier Parish, Louisiana, and (b) Isle-Lake Charles Cash Flow, in the event of an adverse vote on or about November 5, 1996 with respect to the conduct of riverboat gaming in Calcasieu Parish, Louisiana.

     "EXCESS LOUISIANA CASH ACCOUNT," "EXCESS LOUISIANA CASH ACCOUNT COLLATERAL" and "EXCESS LOUISIANA CASH OFFER" have the meanings set forth in Section 1018 and Section 1111, respectively.

     "EXCESS SALE/LOSS PROCEEDS" and "EXCESS SALE/LOSS PROCEEDS OFFER" have the meanings set forth in Section 1014 and Section 1110, respectively.

     "EXCLUDED ASSETS" means the following: (i) Assets Held for Sale or Development, (ii) Non-Material Assets acquired after the Issue Date, (iii) FF&E held on the Issue Date subject to financing and any assets acquired or leased after the Issue Date and financed with FF&E Financing permitted pursuant to clause (5) or (6) of Section 1010, in each case which assets have been pledged as collateral security for the repayment of the financing and where the terms of such financing prohibit the pledge of such assets for the benefit of the Holders of the Notes, and (iv) any agreements, permits, licenses or the like that cannot be subjected to a Lien without the consent of third parties, which consent cannot reasonably be obtained (which includes all gaming licenses of the Company and the Subsidiary Guarantors), provided that Excluded Assets will not include the proceeds of the assets under clause (iii) or (iv). Also the Hotel Properties, or any portion thereof, will be released from the Collateral and become Excluded Assets from and after such time that the Company notifies the Trustee in writing of its intention, determined in the good faith judgment of the Board of Directors, to develop a Preferred Hotel Facility thereon or to contribute such Hotel Properties, or any portion thereof, to any business venture for the purpose of developing one or more Preferred Hotel Facilities.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless otherwise specified by the Indenture, Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

     "FEDERAL BANKRUPTCY CODE" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

     "FF&E" means furniture, fixtures and equipment used in the ordinary course of business in the operation of a Permitted Line of Business.

     "FFC PREFERRED STOCK" means the 23,681 shares of preferred stock, $100 par value, of Freedom Financial Corporation owned by the Company as of the Issue Date.

     "FF&E FINANCING" means Indebtedness, the proceeds of which will be used solely to finance or refinance the acquisition or lease by the Company or a Restricted Subsidiary of FF&E.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable from time to time.

     "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed, or operated by the Company or any of its Subsidiaries.

     "GAMING LAWS" means each gaming law, as may be amended from time to time, of the State of Mississippi or Louisiana or any other jurisdiction in which the Company engages or proposes to engage in gaming, and the regulations promulgated and rulings issued thereunder applicable to the Company or any of its Subsidiaries or any of their officers, directors or securityholders.

     "GOLDSTEIN FAMILY EQUITY PURCHASE" means the sale to, and purchase by, Bernard Goldstein, the Chairman and Chief Executive Officer of the Company, and three members of his family, on or about March 11, 1996, of an aggregate of 1,020,940 shares of the Company's common stock at a price of $5.875 per share.

     "GOVERNMENTAL AUTHORITY" means any government (federal, state or local), any governmental agency, bureau or board or any governmental office, officer or official (including environmental) having jurisdiction over the Company or any of its Subsidiaries.

     "GRANTOR" means any grantor, mortgagor or any other Person that grants, pursuant to a Collateral Document, a security interest in its assets in favor of the Collateral Agent for its benefit and the benefit of the Holders.

     "GPRI" means Grand Palais Riverboat Inc., a Louisiana corporation.

     "GRAND PALAIS" means the Grand Palais riverboat owned on the Issue Date by GPRI.

     "GUARANTEES" means the Subsidiary Guarantees and the Company Guarantee.

     "HOLDER" means a Person in whose name a Note is registered in the Note Register.

     "HOTEL PROPERTIES" means the following real and personal property: (i) approximately 6 acres of land owned by the Company as of the Issue Date adjacent to the Isle-Bossier City, (ii) approximately 9 acres of land owned by the U.S. Department of Housing and Urban Development as of the Issue Date east of the Isle-Bossier City, in the event such property is acquired by the Company, (iii) approximately 7 acres of land leased by the Company as of the Issue Date adjacent to the Isle-Biloxi, (iv) approximately 2.7 acres of land owned by the Company as of the Issue Date and approximately 5.75 acres of land leased by the Company as of the Issue Date located north of the Isle-Lake Charles and (v) the hotel and approximately 10.5 acres of land owned by LRGH as of the Issue Date in Bossier City, Louisiana.

     "INDEBTEDNESS" of any Person means (a) any liability, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by a note, bond, debenture or similar instrument, letters of credit, acceptances or other similar facilities (other than a trade payable or a current liability incurred in the ordinary course of business) or
(iii) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or services (including a purchase money obligation but not including any docking fees payable to Louisiana Downs, Inc. or guarantees thereof), (b) any liability of others of the kind described in the preceding clause (a) which such Person has guaranteed or which is otherwise its legal liability, including, without limitation, (x) to pay or purchase such liability, (y) to supply funds to or in any other manner invest in the debtor (including an agreement to pay for property or services irrespective of whether such property is received or such services are rendered) and (z) to purchase, sell or lease (as lessee or lessor) property or to purchase or sell services, primarily for the purpose of enabling a debtor to make a payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability, (d) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such Capital Stock, valued, in the case of Disqualified Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (e) all Interest Rate and Currency Protection Obligations and (f) any and all deferrals, renewals, extensions and refundings of; or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses. Notwithstanding the foregoing, Permitted Ancillary Investments shall be deemed not to constitute Indebtedness.

     "INDENTURE" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. All references to this Indenture shall include the Subsidiary Guarantees as set forth in Article Thirteen.

     "INDEPENDENT", when used with respect to any Person, means such other Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or person performing similar functions for the Company or a spouse, family member or other relative of any such Person. Whenever it is provided in the Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and reasonably acceptable to the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

     "INTEREST PAYMENT DATE" means February __, 1997 and each August ___ and February __ thereafter.

     "INTEREST RATE AND CURRENCY PROTECTION OBLIGATIONS" means the obligations of any Person pursuant to any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract and other similar agreement designed to hedge against fluctuations in interest rates or foreign exchange rates.

     "INVESTMENT" in any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, warrants, rights, options, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such Person or Indebtedness of any other Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or writeoffs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its fair value at the time of such transfer, as determined in good faith by the Board of Directors of the person making such transfer, whose determination will be conclusive absent manifest error.

     "ISLE-BILOXI" means the Isle of Capri Casino located in Biloxi, Mississippi.

     "ISLE-BILOXI HOTEL" means the 367-room hotel facility owned and operated by the Company at the Isle-Biloxi on the Issue Date.

     "ISLE-BOSSIER CITY" means the Isle of Capri Casino located in Bossier City, Louisiana.

     "ISLE-BOSSIER CITY CASH FLOW" means the sum of (a) that portion of Consolidated Cash Flow of the Company attributable to the Isle-Bossier City plus
(b) the amount of management fees paid by the Isle-Bossier City to Affiliates of the Company in excess of $2.5 million in any one year minus (c) federal, state and local taxes attributable to the Isle-Bossier City minus (d) required principal and interest payments on Indebtedness incurred by the owner of and to directly benefit the Isle-Bossier City and owed to Persons other than Affiliates; provided, that each such amount shall be calculated from and after the period beginning on November 6, 1996.

     "ISLE-LAKE CHARLES" means the Isle of Capri Casino located in Lake Charles, Louisiana (including the Grand Palais).

     "ISLE-LAKE CHARLES CASH FLOW" means the sum of (a) that portion of Consolidated Cash Flow of the Company attributable to the Isle-Lake Charles plus
(b) the amount of management fees paid by the Isle-Lake Charles to Affiliates of the Company in excess of $2.5 million in any one year minus (c) federal, state and local taxes attributable to the Isle-Lake Charles minus (d) required principal and interest payments on Indebtedness incurred by the owner of and to directly benefit the Isle-Lake Charles and owed to Persons other than Affiliates; provided, that each such amount shall be calculated from and after the period beginning on November 6, 1996.

     "ISLE-VICKSBURG" means the Isle of Capri Casino located in Vicksburg, Mississippi.

     "ISSUE DATE" means the date of original issuance of the Notes.

     "LIEN" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of the Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Person.

     "LRGH" means L.R.G. Hotels, a Louisiana partnership.

     "LRGP" means Louisiana Riverboat Gaming Partnership, a Louisiana partnership.

     "MARKETABLE SECURITIES" means Cash Equivalents or any fund investing primarily in Cash Equivalents.

     "MATURITY" or "MATURITY DATE" when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, required purchase or otherwise.

     "MORTGAGES" means the mortgages or deeds of trust and related assignments of rents between the Company or any Subsidiary Guarantor, in each case if it owns or leases any significant real estate asset (initially, the Isle-Biloxi, the Isle-Biloxi Hotel, the Isle-Vicksburg, the Isle-Bossier City, the Isle-Lake Charles and Pompano Park), and the Collateral Agent, granting a Lien on such real estate, securing the Secured Obligations of the Company or such Subsidiary Guarantor, as the case may be, and substantially in the form attached to this Indenture as Exhibit H, as amended from time to time as permitted by this Indenture.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, Event of Loss, issuance or sale by the Company of its Capital Stock or incurrence of Indebtedness, as the case may be, the proceeds thereof in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries (whether as initial consideration, through the payment or disposition of deferred compensation or the release of reserves), after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finders fees and other similar fees and expenses incurred in connection with such Asset Sale or Event of Loss; (b) provisions for all taxes payable as a result of such Asset Sale or Event of Loss, (c) payments made to retire Indebtedness (other than payments on the Notes) secured by the assets subject to such Asset Sale or Event of Loss to the extent required pursuant to the terms of such Indebtedness and (d) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale or Event of Loss and retained by the Company or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale or Event of Loss, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Event of Loss, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash or Cash Equivalents, actually paid to a Person that is not an Affiliate of the Company or, in the case of reserves, are actually established and, in each case, are properly attributable to such Asset Sale or Event of Loss.

     "NET CASH PROCEEDS ACCOUNT" and "NET CASH PROCEEDS ACCOUNT COLLATERAL" have the meanings specified in Section 1018.

     "NET INCOME" means, with respect to any Person for any period, the net income (or loss) of such Person determined in accordance with GAAP.

     "NET WORTH" and "MAXIMUM NET WORTH ACCOUNT" have the meanings specified in
Section 1308.

     "NON-MATERIAL ASSETS" means assets or a series of related assets (i) not necessary for or used in the conduct of the Company's gaming business and (ii) having a fair value of not more than $1 million.

     "NON-RECOURSE INDEBTEDNESS" means Indebtedness (a) as to which none of the Company or any of its Restricted Subsidiaries provides any credit support or is directly or indirectly liable for the payment of principal or interest thereof and a default with respect to which would not entitle any party to cause any other Indebtedness of the Company or a Restricted Subsidiary to be accelerated or (b) incurred by the Company or a Restricted Subsidiary to develop, construct and open Preferred Hotel Facilities or to purchase one or more assets from the lending source, provided that the lender's only remedy against the obligor in the event of a default with respect to such Indebtedness, whether as a result of the failure to pay principal or interest when due or any other reason, is limited to foreclosure on such Preferred Hotel Facilities or repossession of such assets purchased.

     "NOTES" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

     "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in Section 304.

     "NOTICE OF DEFAULT" has the meaning specified in Section 501.

     "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

     "OUTSTANDING," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except: (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (iii) Notes, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and (iv) Notes which have been paid pursuant to Section 305 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA
Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

  "PAYING AGENT" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Notes on behalf of the Company.

  "PERMITTED EQUITY HOLDERS" means Bernard Goldstein and his three adult sons.

  "PERMITTED ANCILLARY INVESTMENT" means any agreement, undertaking or other arrangement to rent or otherwise pay for up to, and including, 40% of the rooms available to the public for rent at or below the rates normally charged to the public for such rooms in any Casino Hotel and to obtain a preference for securing accommodations at such Casino Hotel.

  "PERMITTED INVESTMENTS" means (i) Investments in Marketable Securities, (ii) loans or advances to employees in the ordinary course of business not to exceed $250,000 in any fiscal year of the Company or $1 million in the aggregate, (iii) Investments in a Permitted Line of Business by the Company or a Restricted Subsidiary made in one or more persons in an aggregate amount not to exceed the sum of $10 million plus the net proceeds received from the Rights Offering and
(iv) Permitted Ancillary Investments.

  "PERMITTED LIENS" means:

     (i) Liens on property acquired by the Company or any Restricted Subsidiary (including an indirect acquisition of property by way of a merger of a Person with or into the Company or any Restricted Subsidiary or the acquisition of a Person), provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, and were not created in connection therewith or in anticipation thereof, and provided that such Liens do not extend to any additional property or assets of the Company or any Restricted Subsidiary;

     (ii) statutory Liens (other than those arising under ERISA) to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money), or for taxes, assessments or governmental charges or claims, provided that in each case the obligations are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any reserve or other adequate provision as shall be required in conformity with GAAP shall have been made therefor;

     (iii) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

     (iv) any charter of a vessel, provided that (i) in the good faith judgment of the Board of Directors of the Company such vessel is not necessary for the conduct of the business of the

  Company or any of its Restricted Subsidiaries as conducted immediately prior thereto; (ii) the terms of the charter are commercially reasonable and represent the Fair Market Value of the charter; and (iii) the Person chartering the assets agrees to maintain the Vessel and evidences such agreement by delivering such an undertaking to the Trustee;

     (v) with respect to the property involved, easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company and its Subsidiaries as now conducted or as contemplated herein;

     (vi) Liens in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security (other than those arising under ERISA);

     (vii) any interest or title of a lessor in property subject to any Capitalized Lease Obligation or an operating lease;

     (viii) Liens arising from the filing of Uniform Commercial Code financing statements with respect to leases;

     (ix) Liens arising from any final judgment or order not constituting an Event of Default;

     (x) Liens on documents or property under or in connection with letters of credit in the ordinary course of business, if and to the extent that the related Indebtedness is permitted under Section 1010(6); and

     (xi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business.

  "PERMITTED LINE OF BUSINESS" means, with respect to any Person, any casino gaming business of such Person or any business that is related to, ancillary or supportive of; connected with or arising out of the gaming business of such Person (including, without limitation, developing and operating lodging, dining, amusement, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto).

  "PERMITTED SHARED COMMON FACILITIES" means real and personal property serving both a Casino and a Casino Hotel under a Permitted Shared Common Facilities Agreement.

  "PERMITTED SHARED COMMON FACILITIES AGREEMENT" means an agreement, undertaking or arrangement providing for real or personal property to serve both a Casino and a Casino Hotel substantially similar (with appropriate changes to reflect the needs of the relevant facilities) to the Declaration of Shared Facilities Agreement for the Isle of Capri Casino and Hotel, Biloxi, Mississippi, dated April 26, 1995; provided, however, in no event shall any such Permitted Shared Common Facilities Agreement grant any party thereto any rights to foreclose on any Collateral.

  "PERMITTED RELATED INVESTMENT" means the acquisition of property or assets by a Person to be used in connection with a Permitted Line of Business of such Person.

  "PERMITTED VESSEL LIENS" means a Lien on a vessel to secure FF&E Financing or Capitalized Lease Obligations where the holder or holders (or an agent, trustee or other representative for such holder or holders) are parties to an intercreditor agreement with the Trustee substantially similar to that affecting the Grand Palais on the Issue Date under which such holder or holders (or such representative) (i) agrees to release such Lien upon satisfaction of such FF&E Financing, (ii) agrees to release such Lien upon payment (or promise of payment) to such holder or holders (or such representative) of that portion of the proceeds of the sale of such vessel attributable to the related FF&E and (iii) acknowledges that such Lien does not create rights on the hull and other equipment constituting such vessel (other than the related FF&E).

  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

  "PLANS" means all drawings, plans and specifications prepared by or on behalf of the Company or any of its Subsidiaries, as the same may be amended or supplemented from time to time, and, if required by applicable law, submitted to and approved by the building or other relevant department, that describe and show a Casino and the labor and materials necessary for construction thereof.

  "POMPANO PARK" means the real and personal property comprising the Pompano Park harness racing track and training facilities located in Pompano Beach, Florida.

  "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

  "PREFERRED HOTEL FACILITIES" means new or expanded Casino Hotels located at or adjacent to the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City, the Isle-Lake Charles or located in Cripple Creek, Colorado.

  "PREFERRED STOCK," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends on or to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "PROJECT COSTS" means, with respect to a Casino Improvement or construction or development of Preferred Hotel Facilities, the aggregate costs required to complete such Casino Improvement or construction or development of Preferred Hotel Facilities as well as the furnishing and equipping thereof in accordance with the Plans therefor and applicable legal requirements as set forth in a statement submitted to, and receipted for by, the Trustee, setting forth in reasonable detail all amounts theretofore expended and any anticipated costs and expenses estimated to be incurred and reserves to be established in connection with the construction and development of such Casino Improvement or construction or development of Preferred Hotel Facilities, including direct costs related thereto such as construction management, architectural, engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs and the cost of furniture, fixtures, furnishings, machinery and equipment, but excluding the following: principal or interest payments on any Indebtedness (other than interest that is required to be capitalized in accordance with GAAP, which shall be included in determining Project Costs), or costs related to the operation of Preferred Hotel Facilities including, but not limited to, non-construction supplies and pre-operating payroll.

  "QUALIFIED PUBLIC EQUITY OFFERING" means a firm commitment underwritten public offering of Common Stock of the Company for which the Company receives net proceeds of at least $30 million, and after which the Common Stock is traded on a national securities exchange or quoted on the Nasdaq National Market.

  "QUOTED PRICE" means, for any day, the last reported sale price regular way or, if no such reported sale takes place such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the Notes are listed or admitted to trading, or if the Notes are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Notes or, in case no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

  "REAL ESTATE OPTIONS" means (i) all options held by the Company, directly or indirectly, at the Issue Date and (ii) all options acquired by the Company, directly or indirectly, after the Issue Date for an amount, in each case, not exceeding $1.0 million, to purchase or lease land.

  "REDEMPTION DATE," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

  "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

  "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the ______ or _______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

  "REPURCHASE DATE" has the meaning set forth in Section 1112.

  "REPURCHASE NOTICE" has the meaning set forth in Section 1112.

  "REPURCHASE OFFER" has the meaning set forth in Section 1112.

  "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer in the Trustee's "Corporate Trust Administration Department" or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

  "RESTRICTED PAYMENT" means any of (a) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary (other than (i) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) otherwise permitted by the Indenture and (ii) in the case of a Subsidiary, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company); (b) the purchase, defeasance, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Subsidiary (other than Capital Stock of such Subsidiary held by the Company or any of its Restricted Subsidiaries); (c) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, before any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in any manner in right of payment to the Notes (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); and (d) the making of any Investment or guarantee of any Investment by the Company or any Subsidiary in any Person other than (x) in a Person that would be, directly or indirectly, a Subsidiary 80% or more of the Capital Stock of which is owned by the Company, directly or indirectly, immediately after giving effect to such Investment, or (y) under a plan of reorganization or similar proceeding under applicable bankruptcy law or in connection with a workout involving creditors of such Person in exchange for Indebtedness owing by such Person that did not violate the limitations set forth under Section 1012.

  "RESTRICTED SUBSIDIARY" means (a) any Subsidiary 80% or more of the Capital Stock of which is owned by the Company, directly or indirectly, that exists on the Issue Date and (b) any other Subsidiary of which 80% or more of the Capital Stock of which is owned by the Company, directly or indirectly, that the Company has not designated as an Unrestricted Subsidiary or has redesignated a Restricted Subsidiary.

  "RIGHTS OFFERING" means the issuance by the Company to certain of its stockholders of rights to purchase, at the same price as sold pursuant to the Goldstein Family Equity Purchase, up to 4,296,085 shares of the Company's Common Stock.

  "SCGC" means St. Charles Gaming Company, Inc., a Louisiana corporation.

  "SECURED OBLIGATIONS" has the meaning specified in the Collateral Documents.

  "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHIP MORTGAGES" means preferred ship (or fleet) mortgages between the Company or any Subsidiary Guarantor, in each case if it owns or leases any Vessel (initially, the Isle-Biloxi, Isle-Vicksburg, Isle-Bossier City and the Isle-Lake Charles (including the Grand Palais)), and the Collateral Agent, creating a Lien on such Vessel, securing the Secured Obligations of the Company or such Subsidiary Guarantor, as the case may be, and substantially in the form attached to the Indenture as Exhibit I, as amended from time to time as permitted by this Indenture.

     "SIGNIFICANT RESTRICTED SUBSIDIARY" means any Restricted Subsidiary (i) the assets of which (after intercompany eliminations) exceed 5% of the assets of the Company and its consolidated Subsidiaries or (ii) the income from continuing operations of which (before income taxes, extraordinary items and intercompany management or similar fees payable by such Restricted Subsidiary) exceeds 5% of such income of the Company and its Consolidated Subsidiaries or (iii) that holds a gaming license to conduct lawful gaming operations at any Casino in any jurisdiction.

     "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 306.

     "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof).

     "SUBORDINATED INDEBTEDNESS" means Indebtedness that is subordinated in right of payment to the Notes in all respects, matures at a date later than the Maturity Date of the Notes and has an Average Life longer than that applicable to the Notes.

     "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person.

     "SUBSIDIARY GUARANTEES" means the guarantees of the Subsidiary Guarantors with respect to the Company Obligations set forth in Article 13 and in the forms attached as Exhibit B-1 (with respect to Subsidiary Guarantors on the Issue
Date) and Exhibit B-2 (with respect to Subsidiary Guarantors added after the Issue Date).

     "SUBSIDIARY GUARANTORS" means each existing and future Significant Restricted Subsidiary of the Company.

     "SUBSIDIARY PLEDGE AGREEMENT" means the Subsidiary Pledge Agreement, dated as of the date of the Indenture, among the Subsidiary Guarantors and the Collateral Agent, securing the

Secured Obligations of the Subsidiary Guarantors and substantially in the form attached to this Indenture as Exhibit E, as amended from time to time as permitted by this Indenture.

     "SUBSIDIARY SECURITY AGREEMENT" means the Subsidiary Security Agreement, dated as of the date of the Indenture, among the Subsidiary Guarantors and the Collateral Agent, securing the Secured Obligations of the Subsidiary Guarantors and substantially in the form attached to this Indenture as Exhibit G, as amended from time to time as permitted by this Indenture.

     "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended.

     "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "UNITED STATES GOVERNMENT OBLIGATIONS" means, securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that (i) is not a Wholly Owned Subsidiary, (ii) the Company has designated, pursuant to provisions described under Section 1019 as an Unrestricted Subsidiary and that has not been redesignated as a Restricted Subsidiary pursuant to such Section and (iii) is a Subsidiary of an Unrestricted Subsidiary.

     "VESSEL" means any riverboat or barge, whether now owned or hereafter acquired by the Company or any Restricted Subsidiary, useful for gaming, administrative, entertainment or any other purpose whatsoever.

     "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

     SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

               (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or with the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104. ACTS OF HOLDERS.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as therein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same may also be proved in any other manner which the Trustee deems sufficient.

               (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

               (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

               (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 105. NOTICES, ETC. TO TRUSTEE AND COMPANY.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

               (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 106. NOTICE TO HOLDERS; WAIVER.

     Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

     SECTION 107. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 108. SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in the Collateral Documents by each Grantor shall bind its successors and assigns, whether so expressed or not.

     SECTION 109. SEPARABILITY CLAUSE.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 110. BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 111. GOVERNING LAW.

     This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 112. LEGAL HOLIDAYS.

     In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Stated Maturity or Maturity, as the case may be.

                                  ARTICLE TWO

                                  NOTE FORMS

     SECTION 201. FORMS GENERALLY.

     The Notes, including the Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Each Note shall include provisions relating to the Subsidiary Guarantees in substantially the form set forth in Exhibit B. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced by any combination of these methods or in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

     SECTION 202. TEMPORARY NOTES.

     Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                                 ARTICLE THREE

                                   THE NOTES

     SECTION 301. TITLE AND TERMS.

     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $300 million except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes.

     The Notes shall be known and designated as the "___% Senior Secured Notes due 2003" of the Company. Their Stated Maturity shall be August __, 2003, and they shall bear interest at the rate of ___% per annum from August __, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on February __, 1997 and semiannually thereafter on August __, and February __ in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

     The principal of (and premium, if any, on) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register. As used herein with respect to the payment of interest, from a specified date shall not include such specified date and to a specified date shall include such specified date.

     The Notes shall be redeemable as provided in Article Eleven.

     SECTION 302. DENOMINATIONS.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

     Each Note shall be dated the date of its authentication.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     If the Company or any Subsidiary Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person and all other obligors thereon with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

     SECTION 304. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "NOTE REGISTRAR") for the purpose of registering Notes and transfers of Notes as herein provided.

     Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer exchange.

     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 202, 906, 1108, 1109, 1110 or 1111 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption or Repurchase Offer and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to register the transfer of or exchange any Note in respect of which a Repurchase Notice has been given to any Paying Agent until the earlier of the withdrawal of such Repurchase Notice or the Repurchase Date.

     SECTION 305. MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

     If (i) any mutilated Note is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 306. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Note Register or (ii) transfer to an account maintained by the payee located in the United States.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "DEFAULTED INTEREST") shall be paid by the Company to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee in immediately available funds an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit in immediately available funds prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in
Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date.

     Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 307. PERSONS DEEMED OWNERS.

     Prior to the due presentment of a Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 304 and 306) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 308. CANCELLATION.

     All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company.

     SECTION 309. COMPUTATION OF INTEREST.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     SECTION 401. SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, upon Company Request, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1)  either

          (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

          (b) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or the Subsidiary Guarantors, in the case of clauses (i),(ii) or (iii), have irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust (and subject to a first priority Lien in favor of the Trustee and the Holders) for such purpose, United States Dollars in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company, including, without limitation, all sums due to the Trustee; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to clause (1)(b)of this Section, the obligations of the Trustee under Section 402 and the last paragraph of
Section 1003 shall survive.

     SECTION 402. APPLICATION OF TRUST MONEY.

     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                 ARTICLE FIVE


                                   REMEDIES

     SECTION 501. EVENTS OF DEFAULT.

     "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity; or

          (3) default in the performance, or breach, of any covenant, agreement or warranty of the Company or any Subsidiary Guarantor in this Indenture (other than a default in the performance, or breach, of a covenant, agreement or warranty which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

          (4) the default by the Company or any Subsidiary Guarantee in the performance, or breach, of the covenant described under Section 801; the failure of the Company to make or consummate a Change of Control Offer in accordance with Section 1109; the failure of the Company to make or consummate an Excess Sale/Loss Proceeds Offer in accordance with Section 1110; or the failure of the Company to make or consummate an Excess Louisiana Cash Repurchase Offer in accordance with Section 1111; or

          (5) (a) one or more defaults by the Company or any Restricted Subsidiary in the payment of the principal of or (premium, if any, on) or interest on Indebtedness, other than Non-Recourse Indebtedness, aggregating $7.5 million or more, when the same becomes due and payable, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (b) Indebtedness, other than Non-Recourse Indebtedness, of the Company or any Restricted Subsidiary aggregating $7.5 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the Stated Maturity thereof; or

          (6) one or more judgments, orders or decrees are rendered against the Company or any Restricted Subsidiary or any of their respective properties which require the payment of money not covered by insurance in excess of $7.5 million, either individually or in an aggregate amount, and such judgment, order or decree shall not be discharged, waived or enforcement thereof stayed, by reason of pending appeal or otherwise, for a period of 60 consecutive days; or

          (7) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (8) the institution by the Company or any Restricted Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

          (9) the revocation, termination, suspension or cessation to be effective of any gaming license or other right to conduct lawful gaming operations at any Casino in any jurisdiction of the Company or any Subsidiary which shall continue for more than 90 consecutive days (other than (i) as a result of an adverse vote on or about November 5, 1996 with respect to the conduct of riverboat gaming in Bossier Parish, Louisiana or Calcasieu Parish, Louisiana or (ii) the voluntary relinquishment of any such gaming license or right if, in the reasonable opinion of the Company (as evidenced by an Officers' Certificate) such relinquishment (a) is in the best interest of the Company and its Subsidiaries, taken as a whole, (b) does not adversely affect the holders of the Notes in any material respect and (c) is not reasonably expected to have, nor are the reasons therefor reasonably expected to have, any material adverse effect on the Company's relationship with any Gaming Authority in Mississippi or Louisiana, or the effectiveness of any gaming license or similar right, or any right to renewal thereof, or on the prospective receipt of any such license or right, in each case, in Mississippi or Louisiana); or

          (10) any of (i) a default or material breach by the Company or any Restricted Subsidiary of its obligations under any Subsidiary Guarantee or the Collateral Documents which continues for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Notes,
(ii) the repudiation by the Company or any Restricted Subsidiary of its obligations under the Subsidiary Guarantees or the Collateral Documents or (iii) a judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of the payment obligations under the Subsidiary Guarantees or any of the Collateral Documents, subject to a 10-day grace period in the case of any Collateral Document.

     SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If an Event of Default (other than an Event of Default specified in clause
(7) or (8) of Section 501) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Notes Outstanding may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in clause
(7) or (8) of Section 501 occurs and is continuing, then the principal amount of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

               (A) all overdue interest on all Outstanding Notes,

               (B) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

               (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in clause (5) of Section 501 shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

     SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
TRUSTEE.

     The Company covenants that if

          (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Note at its Maturity,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in the Collateral Documents or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 504. TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     SECTION 506. APPLICATION OF MONEY COLLECTED.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation. thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 606;

     SECOND: To the payment of all amounts due the Collateral Agent under the Collateral Documents;

     THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

     FOURTH: The balance, if any, to the Person or Persons entitled thereto.

     SECTION 507. LIMITATION ON SUITS.

     No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM
                  AND INTEREST.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in such Note of the principal of (and premium, if any, on) and (subject to Section
307) interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 509. RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510. RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511. DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 512. CONTROL BY HOLDERS.

     The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that (1) such direction shall not be in conflict with any rule of law or with this

Indenture, (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction and (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

     SECTION 513. WAIVER OF PAST DEFAULTS.

     The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note or
(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 514. WAIVER OF STAY OR EXTENSION LAWS.

     Each of the Company and the Subsidiary Guarantors covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX


                                  THE TRUSTEE

     SECTION 601. NOTICE OF DEFAULTS.

     Within 45 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in clause (5) of Section 501 no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The provisions of Section 315(b) of the Trust Indenture Act are hereby excluded from this Indenture.

     SECTION 602. CERTAIN RIGHTS OF TRUSTEE.

     Subject to the provisions of TIA Sections 315(a) through 315(d):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (9) the Trustee shall not be personally liable, in case of entry by it upon any property subject to the liens of the Collateral Documents, for debts contracted or liabilities or damages incurred in the management or operation thereof.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 603. TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

     The recitals contained in this Indenture and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification of Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     The Trustee makes no representations with respect to the effectiveness or adequacy of any Collateral Document, or the validity, perfection or priority, if any, of liens granted to it under this Indenture or the Collateral Documents. The Trustee shall not be responsible for ascertaining or maintaining such validity, Perfection or priority, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or the Collateral Documents.

     SECTION 604. MAY HOLD NOTES.

     The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

     SECTION 605. MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     SECTION 606. COMPENSATION AND REIMBURSEMENT.

     The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder and under the Collateral Documents as shall be agreed by the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the Collateral Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder and under the Collateral Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and the Collateral Documents.

     The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

     SECTION 607. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

     SECTION 608. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with the provisions of TIA
Section 310(b), or

               (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          (g) All references in this Section shall be deemed to include the Trustee's duties under the Collateral Documents, including in its capacity as Collateral Agent.

     SECTION 609. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six. Both the retiring Trustee and the successor Trustee shall be entitled to receive an Opinion of Counsel stating that all conditions precedent have been complied with and that the appointment of such successor Trustee is enforceable against the Company, subject to bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws relating to creditors' rights generally, and general principles of equity (regardless whether considered in a proceeding at law or in equity), including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or other equitable relief.

     SECTION 610. MERGER OR CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 611. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA Section 311(a). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     SECTION 612. PAYING AGENT; REGISTRAR.

          (a) Each Paying Agent or Registrar (other than the Company) shall be a corporation organized and doing business under the laws of the United States of America or of any State and having a combined capital and surplus of at least $500 million.

          (b) Each Agent may resign at any time by giving written notice thereof to the Company. The Company, by a Board Resolution and upon giving written notice thereof to the Agent, may remove each Agent at any time.

          (c) If any Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of any Agent for any case, the Company, by a Board Resolution, shall promptly appoint a successor Agent.

          (d) The Company shall given notice of each resignation and each removal of any Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Trustee. Each notice shall include the name and address of the successor Agent.

          (e) The Trustee is hereby appointed Paying Agent and Registrar, unless and until a successor Agent is appointed pursuant to the provisions of this Indenture.

          (f) The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent.

                                 ARTICLE SEVEN


               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

          (a) The Company will furnish or cause to be furnished to the Trustee

                    (i) semiannually, not more than five Business Days after each Regular Record Date pertaining to the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date, and

                    (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished.

               (b) If and whenever the Company or any Affiliate of the Company acquires any Notes, the Company shall within 10 Business Days after such acquisition by the Company and within 10 Business Days after the date on which it obtains knowledge of any such acquisition by an Affiliate, provide the Trustee with written notice of such acquisition, the aggregate principal amount acquired (to the extent known by the Company), the Holder from whom such Note was acquired and the date of such acquisition.

     SECTION 702. PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

               (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

               (b) If three or more Holders (referred to as "APPLICANTS" in this paragraph) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either: (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of paragraph (a) of this Section; or (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of paragraph (a) of this Section, and as to the approximate cost of mailing to such Holders the form of proxy or other communication if any, specified in such application.

               (c) If the Trustee shall elect not to afford to such applicants access to such information the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of paragraph (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five Business Days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Notes or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objection specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of any order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     SECTION 703. DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

     Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA
Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

     SECTION 704. REPORTS BY TRUSTEE.

               (a) If required by TIA Section 313(a), within 60 days after February __ of each year commencing February __, 1997, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of the preceding February __. The Trustee shall also comply with TIA Section 313(b).

               (b) The Trustee shall transmit to the Holders within the times hereinafter specified a brief report with respect to the following:

                   (1) the release, or release and substitution, of property subject to any Lien of this Indenture or the Collateral Documents (and the consideration therefor, if any) unless the fair value of such property, as set forth in the Officers' Certificate or Opinion of Counsel required by TIA Section 314(d), is less than 10% of the aggregate principal amount of the Notes Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time; and

                   (2) the character and amount of any advances made by it as such since the date of the last report transmitted pursuant to the provisions of TIA Section 313(a) (or if no such report has yet been so transmitted, since the date of execution of the Indenture), the reimbursement for which it claims or may claim a Lien or charge, prior to that of the Indenture Notes, on the trust estate or on property or funds held or collected by it as such Trustee, and which it has not previously reported pursuant to this clause (2), if such advances remaining unpaid at any time aggregate more than 10% of the aggregate principal amount of the Notes Outstanding at such time, such report to be so transmitted within 90 days after such time.

               (c) A copy of each such report shall, at the time of such transmission to the Holders, be filed with each stock exchange, if any, upon which the Notes are listed, and also with the Commission.

     SECTION 705. REPORTS BY COMPANY.

     The Company shall:

               (1) file with the Trustee copies of all Exchange Act reports as required under Section 1009;

               (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE EIGHT

                      CONSOLIDATION, MERGER OR CONVEYANCE

     SECTION 801. COMPANY AND RESTRICTED SUBSIDIARIES MAY CONSOLIDATE, MERGE OR CONVEY ONLY ON CERTAIN TERMS.

     Neither the Company nor any Restricted Subsidiary shall consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to any Person or group of affiliated Persons in a single transaction or through a series of transactions, except that:

               (1) the Company may consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to any Person or group of affiliated Persons in a single transaction or through a series of transactions if (a) the Company shall be the continuing Person or the resulting, surviving or transferee Person (the "SURVIVING ENTITY") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (b) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, the Indenture and the Collateral Documents, and the Company shall have taken all steps necessary or desirable to perfect and protect the security interests granted or purported to be granted by the Collateral Documents and the Company has delivered to the Trustee an Opinion of Counsel that all such steps have been taken; (c) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (d) the Company or the surviving entity (if the transaction or series of transactions involves the Company) shall immediately before and after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions) have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the surviving entity (if the transaction or series of transactions involves the Company) could incur at least $1.00 of additional Indebtedness pursuant to
Section 1010 (other than under clauses (1) through (9) thereof); (f) the Company or the surviving entity shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this covenant and that all conditions precedent in the Indenture and the Collateral Documents relating to the transaction or series of transactions have been satisfied; (g) such transaction will not result in the loss of any gaming or other license necessary for the continued operation of the business of any Restricted Subsidiary as conducted immediately prior to such consolidation, merger, conveyance, transfer or lease; and (h) if any property of the Company or any Restricted Subsidiary would thereupon become subject to any Lien, the provisions of Section 1011 are complied with; and

               (2) a Restricted Subsidiary may consolidate with or merge into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to the Company or to any Restricted Subsidiary of the Company if (a) the surviving entity shall be the Company or a Restricted Subsidiary of the Company; (b) the surviving entity shall expressly assume, by a supplemental indenture (or similar instrument) executed and delivered to the Trustee (or, as applicable, the Collateral Agent), in form and substance reasonably satisfactory to the Trustee (or, as applicable, the Collateral Agent), all of the obligations of such Restricted Subsidiary under this Indenture the Notes and the Collateral Documents, and such Restricted Subsidiaries shall have taken all steps necessary or desirable to perfect and protect the security interests granted or purported to be granted by the Collateral Documents and the Company has delivered to the Trustee an Opinion of Counsel that all such steps have been taken; and (c) such transaction will not result in the loss of any gaming or other license necessary for the continued operation of any Restricted Subsidiary as conducted immediately prior to such sale, assignment, conveyance, transfer or lease;

provided, that in each such case the Company has delivered to the Trustee an Opinion of Counsel that all conditions precedent in this Indenture relating to any such consolidation, merger, sale, assignment, transfer, conveyance or lease have been complied with.

     SECTION 802. SUCCESSOR SUBSTITUTED.

     (a) Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Collateral Documents with the same effect as if such successor Person had been named as the Company herein and therein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "COMPANY" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in
Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture, the Notes and the Collateral Documents and may be dissolved and liquidated.

     (b) Upon any consolidation of a Restricted Subsidiary that is a Grantor with or merger of a Restricted Subsidiary that is a Grantor with or into any other corporation or any conveyance, transfer or lease of the properties and assets of a Restricted Subsidiary that is a Grantor substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which such Restricted Subsidiary is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Restricted Subsidiary under this Indenture, the Notes and the Collateral Documents with the same effect as if such successor Person had been named as such Restricted Subsidiary therein, and in the event of any such conveyance or transfer, such Restricted Subsidiary, except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture, the Notes and the Collateral Documents and may be dissolved and liquidated.

                                 ARTICLE NINE

             SUPPLEMENTAL INDENTURES AND AMENDMENTS TO COLLATERAL
                                   DOCUMENTS

     SECTION 901. SUPPLEMENTAL INDENTURES AND AMENDMENT TO COLLATERAL
                  DOCUMENTS WITHOUT CONSENT OF HOLDERS.

     Without the consent of any Holders, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which term shall include any Addendum to

Subsidiary Guarantees) or amendments to the Collateral Documents, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to evidence the succession of another Person to the Company or a Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or Subsidiary Guarantor contained herein, in the Notes and in the Collateral Documents; or

               (2) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Subsidiary Guarantor; or

               (3) to add any additional Events of Default; or

               (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

               (5) to cure any ambiguity, to correct or supplement any provision herein or in the Collateral Documents which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Indenture or under the Collateral Documents; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

               (6) to establish or maintain the existence and priority of the Lien of this Indenture and the Collateral Documents or to correct or amplify the description of any Collateral subject to the Lien of this Indenture and the Collateral Documents, or to subject additional property to the Lien of this Indenture and the Collateral Documents; or

               (7) to add or release a Subsidiary Guarantor to or from the Subsidiary Guarantees as permitted by this Indenture;

               (8) to comply with any requirement of the Commission or state securities regulators in connection with the qualification of the Indenture under the TIA or any registration or qualification of the Notes (including the Subsidiary Guarantees) under the Securities Act or state securities laws.

               (9) to make any other change that does not adversely affect the rights of any Holder.

     SECTION 902. SUPPLEMENTAL INDENTURES AND AMENDMENTS TO COLLATERAL
                  DOCUMENTS WITH CONSENT OF HOLDERS.

               (a) Except as otherwise provided in paragraph (b) of this Section, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or amendments to the Collateral Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Collateral Documents or of modifying in any manner the rights of the Holders hereunder or thereunder; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

               (1) extend the Stated Maturity of the principal of, or the Interest Payment Date for any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity or Interest Payment Date thereof (or, in the case of redemption or repurchase, on or after the Redemption Date or Purchase Date, respectively), or affect the ranking (in terms of right or time of payment) of the Notes or Subsidiary Guarantees, or

               (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

               (3) modify any of the provisions of Section 513 or this Section, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

               (4) except as provided in Sections 1011 and 1205 or in the Collateral Documents, expressly and directly release any Collateral, permit the creation of any Lien on the Collateral or any part thereof, terminate the Lien of this Indenture or the Collateral Documents, deprive the holders of the security of the Collateral or amend Section 1011, 1014, 1018, 1019, 1202, 1204 or 1205, or

               (5) modify or waive any provision of Article Eleven or the definitions used therein for the purpose or having the effect of reducing eliminating any obligation to redeem, offer to repurchase or repurchase Notes, or the amount or extending the date of any payment required in connection with such redemption or repurchase, or

               (6) release any Subsidiary Guarantor from its Subsidiary Guarantee or amend Article Thirteen, except as provided by Article Eight or
Section 901.

          (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment to the Collateral Documents, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES AND AMENDMENTS TO THE
                  COLLATERAL DOCUMENTS.

     In executing, or accepting the additional trusts created by, any supplemental indenture or amendment to the Collateral Documents permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture or the Collateral Documents, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or amendment to the Collateral Documents is authorized or permitted by this Indenture and that this Indenture, as amended by any such Supplemental Indenture, constitutes the legal, valid and binding obligation of each of the Company and the Subsidiary Guarantors enforceable against each of them in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment to the Collateral Documents which affects the Trustee's own rights, duties or immunities under this Indenture or under the Collateral Documents or otherwise.

     SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURE.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 905. CONFORMITY WITH TRUST INDENTURE ACT.

     Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 906. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes. Without limitation of Section 904, (1) in the case of any Addendum to Subsidiary Guarantees, whether or not any or all new Notes are so executed, authenticated and exchanged for previously Outstanding Notes, the Subsidiary Guarantor added by such Addendum shall be obligated with respect to its Subsidiary Guarantees as if all Outstanding Notes had been exchanged for Notes executed by such New Subsidiary Guarantor, or (2) in the case of the release of a Subsidiary Guarantor pursuant to the terms hereof, whether or not any or all new Notes are so executed, authenticated and exchanged for previously Outstanding Notes, such Subsidiary Guarantor shall be released from its Subsidiary Guarantee as if all Outstanding Notes had been exchanged for Notes not executed by such Subsidiary Guarantor.

     SECTION 907. NOTICE OF SUPPLEMENTAL INDENTURES AND AMENDMENTS TO COLLATERAL
                  DOCUMENTS.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture or amendment to the Collateral Documents pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture or amendment to the Collateral Documents.

                                  ARTICLE TEN

                               CERTAIN COVENANTS

     SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM, ANY, AND INTEREST.

     The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) any interest on the Notes in accordance with the terms of the Notes and this Indenture.

     SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. Fleet National Bank, ______________, New York, New York shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     SECTION 1003. AGENCY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (and premium, if any, on), or interest on, any Notes, deposit with a Paying Agent in immediately available funds a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1004. CORPORATE EXISTENCE.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 1005. PAYMENT OF TAXES AND OTHER CLAIMS.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent and in accordance with the applicable provisions of the Collateral Documents, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 1006. MAINTENANCE OF PROPERTIES.

     The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as required by the Collateral Documents and as otherwise in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     SECTION 1007. MAINTENANCE OF INSURANCE.

     The Company will, and will cause its Subsidiaries to, maintain customary insurance for general liabilities, casualty and property damage, and other risks, including business interruption coverage where available on commercially reasonable terms, on terms and in amounts as are customarily carried by similar business conducting gaming in the jurisdictions of the gaming operations of the Company and its Subsidiaries and reasonably sufficient to avoid a material adverse change in the financial condition or results of operation of the Company and its Subsidiaries taken as a whole. All insurance shall name the Trustee as additional insured or loss payee, as applicable. All such insurance shall be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by a reputable insurance broker.

     SECTION 1008. STATEMENT BY OFFICERS AS TO DEFAULT.

          (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the compliance by the Company and the Subsidiary Guarantors with all conditions and covenants under this Indenture, the Notes and each of the Collateral Documents. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture or the Collateral Documents.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

     SECTION 1009. FILING AND PROVISION OF EXCHANGE ACT REPORTS.

     Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, on or before the date it is or would have been required to be filed with the Commission, and shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to so file with the Commission, all annual, quarterly and periodic reports required to be filed with the Commission by issuers subject to the requirements of Sections 13 or 15(d) of the Exchange Act.

     SECTION 1010. LIMITATION ON INDEBTEDNESS.

     The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, suffer to exist, guarantee or in any manner become liable for the payment of ("INCUR"), any Indebtedness (including any Acquired Indebtedness) or any Disqualified Stock unless (1) such Indebtedness or Disqualified Stock is incurred by the Company or a Subsidiary Guarantor, (2) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving pro forma effect to, such incurrence of Indebtedness or Disqualified Stock and (3) on the date of such incurrence (the "INCURRENCE DATE"), the Consolidated Coverage Ratio of the Company, after giving pro forma effect to such incurrence of such Indebtedness, would be at least 2.0 to 1 if the Incurrence Date is on or before July 31, 1998 or at least 2.25 to 1 if the Incurrence Date is after July 31, 1998, other than the following:

          (1) Indebtedness and Disqualified Stock issued to and held by the Company or a wholly owned Restricted Subsidiary of the Company, provided that
(a) any subsequent issuance or transfer of any Capital Stock that results in any such wholly owned Restricted Subsidiary ceasing to be a wholly owned Restricted Subsidiary or (b) any transfer of such Indebtedness to a Person other than the Company or a wholly owned Restricted Subsidiary of the Company, will be deemed to be the issuance of such Indebtedness or Disqualified Stock by the issuer thereof;

          (2) Indebtedness under the Notes, the Subsidiary Guarantees and this Indenture;

          (3) Indebtedness (a) outstanding on the Issue Date as set forth on
Schedule 1010 to the Indenture on the Issue Date and (b) (without duplication of amounts included in clause (a) which may be incurred under one or more revolving bank credit facilities in an aggregate principal amount not to exceed $15 million;

          (4) Non-Recourse Indebtedness incurred by a Subsidiary Guarantor in respect of Project Costs to develop, construct and open Preferred Hotel Facilities, provided that (i) the principal amount of such Non-Recourse Indebtedness (including any Refinancing Indebtedness with respect to such Non-Recourse Indebtedness) shall not exceed 100% of such Project Costs and (ii) the Consolidated Coverage Ratio of the Company, without giving pro forma effect to such incurrence of such Non-Recourse Indebtedness, would be at least 2.0 to 1;

          (5) FF&E Financing and Capitalized Lease Obligations, provided that the sum of the aggregate principal amount of FF&E Financing and Capitalized Lease Obligations does not exceed, in the aggregate at any time outstanding, the sum of (a) the principal amount of FF&E Financing and Capitalized Lease Obligations outstanding on the Issue Date plus (b) $10 million plus (c) the product of $7 million and the number of Casinos acquired or developed by the Company and its Restricted Subsidiaries after the Issue Date plus (d) the product of $5 million and the number of Casino Hotels acquired or developed by the Company or its Restricted Subsidiaries after the Issue Date;

          (6) Indebtedness in respect of performance bonds, letters of credit, bankers' acceptances and surety and appeal bonds in the ordinary course of business, other than such Indebtedness outstanding on the Issue Date (or refinancings thereof permitted under clause (7) of this Section), in an amount not to exceed $5 million in the aggregate; Interest Rate and Currency Protection Obligations entered into in connection with the incurrence of Indebtedness otherwise permitted under the Indenture; and Indebtedness arising under agreements providing for indemnification, adjustment of purchase price and similar obligations in connection with the disposition of property or assets in the ordinary course of business.

          (7) Indebtedness issued in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("REFINANCE") any Indebtedness permitted by clauses (1) through (6) of this Section, provided that (a) if the principal amount of the Indebtedness so issued shall exceed the sum of the principal amount of the Indebtedness so exchanged or refinanced plus any prepayment premium and costs reasonably incurred to effect the exchange or refinancing, then either (i) such excess shall be permitted only to the extent that it is otherwise permitted to be incurred under this covenant or (ii) in the case of Indebtedness permitted by clause (5) above, such excess shall be permitted if the principal amount of Indebtedness so issued does not exceed the lesser of (A) the original principal amount of the Indebtedness so exchanged or refinanced and (B) the fair value of the property that is the subject of such FF&E Financing or Capitalized Lease Obligations, as applicable; and (b) the Indebtedness so issued (i) has a Stated Maturity not earlier than the Stated Maturity of the Indebtedness so exchanged or refinanced, (ii) has an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged or refinanced, and (iii) is subordinated to the Notes to at least the same extent as the Indebtedness so exchanged or refinanced;

          (8) Indebtedness incurred by a Subsidiary Guarantor in respect of Project Costs to make a Casino Improvement, provided that such Indebtedness does not exceed $5 million in the aggregate; and

          (9) Indebtedness, other than Indebtedness permitted by clauses (1) through (8) of this Section, which does not exceed $15 million (less any Indebtedness incurred pursuant to this clause retired with Net Cash Proceeds from any Asset Sale or Event of Loss) in the aggregate at any time outstanding.

     SECTION 1011. LIMITATION ON LIENS.

     The Company shall not and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including, without limitation, any income or profits) now owned or hereafter acquired by it, other than:

          (1) Liens existing on the Issue Date and set forth on Schedule 1011 hereto on the Issue Date;

          (2) Liens securing FF&E Financing or Capitalized Lease Obligations permitted pursuant to clause (5) of Section 1010; provided that (a) the amount of such Indebtedness incurred in any individual case secured by such a Lien, at the time such Indebtedness is incurred, does not exceed the lesser of (i) the cost and (ii) the Fair Market Value of the property or assets acquired in connection with such FF&E Financing or Capitalized Lease Obligation, (b) the Indebtedness secured by such Lien shall have otherwise been permitted to be incurred under the Indenture, (c) such Lien shall attach to such property or assets upon their acquisition; and (d) such Lien (other than a Permitted Vessel Lien) shall not encumber or attach to any other assets or property of the Company or any of its other Restricted Subsidiaries;

          (3) Liens securing Non-Recourse Indebtedness incurred by a Subsidiary Guarantor in respect of Project Costs to develop, construct and open Preferred Hotel Facilities pursuant to clause (4) of Section 1010, provided that (a) such Lien shall attach to such Preferred Hotel Facilities upon construction or acquisition of such property or assets and (b) such Lien shall not encumber or attach to any other assets or property of the Company or any of its other Restricted Subsidiaries other than Permitted Shared Common Facilities;

          (4) Liens securing Indebtedness incurred pursuant to clause (9) of
Section 1010, provided that any such Lien shall not encumber or attach to any assets or property owned by the Company or any of its Restricted Subsidiaries as of the Issue Date;

          (5) Liens that encumber or attach to any of the Excluded Assets but do not encumber or attach to any other assets or property of the Company or any of its Restricted Subsidiaries;

          (6) the replacement, extension or renewal of any Lien permitted by clauses (1) through (5) of this Section upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the principal amount (other than to pay any prepayment premium and costs reasonably incurred to effect the replacement, extension or renewal or, in the case of a Lien securing Indebtedness incurred pursuant to clause (5) of Section 1010, as permitted by clause (7) of Section 1010) or change in any direct or contingent obligor) of the Indebtedness secured thereby; and

          (7)  Permitted Liens.

     SECTION 1012. LIMITATION ON RESTRICTED PAYMENTS.

     The Company shall not make, directly or indirectly, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment, unless:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Restricted Payment;

          (2) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to Section 1010 (other than under clauses (1) through (9) thereof); and

          (3) the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (a) 50% of Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued during the period (treated as one accounting period) beginning on the first day of the first full fiscal quarter of the Company commencing after August 1, 1996 and ending on the last day of the Company's last fiscal quarter ending before the date of such proposed Restricted Payment plus (b) an amount equal to the aggregate Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of its Capital Stock (excluding Disqualified Stock, but including Capital Stock issued upon conversion of convertible Indebtedness and from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock) of the Company) (i) in the Goldstein Family Equity Purchase or (ii) otherwise on or after the Issue Date;

provided, however, that the foregoing provisions will not prevent, provided that no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Restricted Payment, (a) the payment of any dividend within 60 days after the date of its declaration if, at the date of declaration, such payment would be permitted by such provisions; (b) the redemption or repurchase of any Capital Stock or Indebtedness of the Company, including the Notes, if required by any Gaming Authority or if determined, in the good faith judgment of the Board of Directors, to be necessary to prevent the loss or to secure the grant or reinstatement of any gaming license or other right to conduct lawful gaming operations, (c) the repurchase of Capital Stock from directors, officers and employees (or their respective estates or beneficiaries) upon death, disability, retirement or termination of employment up to an amount not to exceed an aggregate of $1 million in any fiscal year of the Company and (d) Permitted Investments. The full amount of any Restricted Payment made pursuant to the foregoing clause (a) or pursuant to clause (ii) of the definition of Permitted Investments, however, will be included in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (3) of this Section.

     SECTION 1013. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Restricted Subsidiary, (2) make any loans or advances to the Company or any Restricted Subsidiary or (3) transfer any of its properties or assets to the Company except, in each case, for (a) such encumbrances or restrictions existing under or contemplated by or by reason of the Notes, this Indenture and the Collateral Documents, (b) customary non-assignment provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practices, (c) restrictions imposed by applicable Gaming Laws or any applicable Gaming Authority, (d) restrictions under any agreement relating to any property, assets, or business acquired by the Company or its Restricted Subsidiary, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired or to any property, assets or business other than the property, assets and business of the Person acquired, (e) any such contractual encumbrance in existence as of the Issue Date or imposed by or in connection with the incurrence of any Permitted FF&E Financing, Capitalized Lease Obligations or Non-Recourse Indebtedness permitted pursuant to clause (5) of Section 1010 provided such encumbrance does not have the effect of restricting the payment of dividends to the Company or any Restricted Subsidiary or the payment of Indebtedness owed to the Company or any Restricted Subsidiary or reducing the amount of any such dividends or payments, (f) any restrictions with respect to Capital Stock or assets, respectively, of a Restricted Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary and (g) replacement of restrictions imposed pursuant to clauses (a) through (f) that are no more restrictions than those being replaced.

     SECTION 1014. LIMITATION ON ASSET SALES AND EVENTS OF LOSS.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless (1) at the time of such Asset Sale the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of, (2) the proceeds therefrom consist of at least 75% cash or Cash Equivalents and (3) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Asset Sale.

          (b) In the event of an Asset Sale or Event of Loss, the Company or the relevant Restricted Subsidiary shall cause the Net Cash Proceeds derived or resulting from such Asset Sale or Event of Loss, as the case may be, to be deposited and held in a Collateral Account (established pursuant to Section
1018) on or before the Business Day following the day on which such Net Cash Proceeds (including any earnings thereon) are received by the Company or such Restricted Subsidiary. Such Net Cash Proceeds shall be released from the Collateral Account to make a Permitted Related Investment pursuant to paragraph
(c) of this Section (provided that, upon consummation of such Permitted Related Investment or repurchase of Notes, the Trustee shall have received a perfected first priority security interest in the property or assets acquired by the Company or any of its Subsidiaries in connection therewith) or to repurchase Notes tendered pursuant to an Excess Sale/Loss Proceeds Offer.

          (c) The Company and any Restricted Subsidiary may, on or before the 180th day after the date on which the Company or such Restricted Subsidiary consummates an Asset Sale or suffers an Event of Loss, apply the Net Cash Proceeds therefrom (including any earnings thereon) to make a Permitted Related Investment (or enter into a binding agreement to make a Permitted Related Investment), provided that upon consummation thereof the Trustee shall have received a first priority fully perfected security interest in the property or assets acquired by the Company or such Restricted Subsidiary in connection therewith and the Company has delivered to the Trustee an Opinion of Counsel with respect to the validity and perfection of such security interest. The amount of such Net Cash Proceeds not applied to make a Permitted Related Investment within such 180-day period will constitute "EXCESS SALE/LOSS PROCEEDS" for purposes of the Repurchase Offer required by Section 1110 (until used to pay for Notes being repurchased pursuant to such Repurchase Offer or released and retained by the Company pursuant to Section 1110).

          (d) In case of any Asset Sale of all the Capital Stock of a Subsidiary Guarantor which sale is otherwise permissible hereunder, the Subsidiary Guarantor shall be automatically released from its Subsidiary Guarantee upon receipt by the Trustee of a Board Resolution and an Officers' Certificate to the effect that such Asset Sale complies with the provisions of this Section and that, pursuant to this Section, the Subsidiary Guarantor is released from the Subsidiary Guarantee. If requested by the Subsidiary Guarantor, the Trustee shall execute and deliver such confirmations of such release as the Company may reasonably request.

     SECTION 1015. OWNERSHIP OF STOCK OF RESTRICTED SUBSIDIARIES.

     The Company and its wholly owned Restricted Subsidiaries shall at all times maintain ownership of at least 80% of each class of Capital Stock in each Restricted Subsidiary of the Company, except any Restricted Subsidiary that shall be disposed of in its entirety or consolidated or merged with or into the Company or another wholly owned Restricted Subsidiary, in each case in accordance with Section 801 and Section 1014. The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock or other Capital Stock having a preference as to dividends, upon liquidation or otherwise over the Capital Stock of such Restricted Subsidiary owned, directly or indirectly by the Company.

     SECTION 1016. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and the Company shall not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction or series of transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange, lease or use of assets, property or services) or enter into any contract, agreement, understanding, loan, advance or guarantee with or for the benefit of any of their respective Affiliates, including, without limitation, any Unrestricted Subsidiary but not the Company or another Restricted Subsidiary (each, an "AFFILIATE TRANSACTION"), except (1) such transactions that are set forth in writing and are entered into in good faith and on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Restricted Subsidiary or, if in the reasonable opinion of a majority of the Independent directors of the Company, such standard is inapplicable to the subject Affiliate Transaction, then that such Affiliate Transaction is fair to the Company or the Restricted Subsidiary, as the case may be (or to the stockholders as a group in the case of a pro rata dividend or other distribution to stockholders permitted pursuant to Section 1012), from a financial point of view, (2) such transactions that are existing on the Issue Date and disclosed on Schedule 1016 hereto, and (3) reasonable and customary compensation and indemnification of directors, officers and employees. In addition, the Company and its Restricted Subsidiaries may not enter into any Affiliate Transaction (or series of related Affiliate Transactions that are similar or part of a common plan) under clause (1) above involving aggregate payments or other Fair Market Value (a) in excess of $500,000 unless, prior to the consummation thereof, the Company has delivered to the Trustee an Officers' Certificate describing such Affiliate Transaction and certifying that it complies with clause (1) above and (b) in excess of $2.5 million unless, prior to the consummation thereof, the transaction is approved by the Board of Directors of the Company, including a majority of the Independent directors, such approval to be evidenced by a Board Resolution, delivered to the Trustee with the Officers' Certificate required under clause (a) of this sentence, stating that such Board of Directors has determined that such Affiliate Transaction complies with clause (1) above. The Company and the Subsidiary Guarantors may only sell, transfer, convey, lease or assign Collateral to the Company or a Restricted Subsidiary if the Trustee has or receives a first priority security interest in such Collateral upon such sale, transfer, conveyance, lease or assignment and the Company has delivered to the Trustee an Opinion of Counsel with respect to the validity and perfection of such security interest and, if to a Restricted Subsidiary, the Restricted Subsidiary has entered into a Subsidiary Guarantee on behalf of the Trustee and the Holders.

     SECTION 1017. CHANGE IN NATURE OF BUSINESS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, own, manage or conduct any operation other than a Permitted Line of Business.

     SECTION 1018. ADDITIONAL COLLATERAL.

     Without limitation of Section 1202,

          (1) In the event of an Asset Sale or Event of Loss,

              (a) the Company shall notify the Collateral Agent no later than three Business Days prior to the closing of such Asset Sale (or, in the case of an Event of Loss, within three Business Days thereafter), that the Company is required to deposit or cause the deposit of the Net Cash Proceeds therefrom in a Collateral Account (the "NET CASH PROCEEDS ACCOUNT"), instructing the Collateral Agent to open the Net Cash Proceeds Account in the name of the Company, unless previously opened, in which such Net Cash Proceeds are to be deposited pursuant to the provisions of Section 1014;

              (b) the Collateral Agent, within one Business Day after receipt of the notice under clause (a), shall provide the Company with appropriate wire instructions for the deposit of such Net Cash Proceeds into the Net Cash Proceeds Account;

              (c) the Company shall cause such Net Cash Proceeds to be paid to the Collateral Agent for deposit into the Net Cash Proceeds Account and deliver to the Collateral Agent, as soon as possible, but no later than three Business Days after deposit of such Net Cash Proceeds into such Net Cash Proceeds Account, all of the following;

                  (i) an Accounts Pledge Agreement securing the Secured Obligations of the Company with a first priority Lien in the Net Cash Proceeds Account, the Net Cash Proceeds deposited therein, and all proceeds thereof (including all Cash Equivalents in which such Net Cash Proceeds or proceeds may from time to time be invested) (collectively, the "NET CASH PROCEEDS ACCOUNT COLLATERAL");

                  (ii) such financing statements, notices of security interest and other instruments or documents as may be necessary to create or maintain the Lien on such Net Cash Proceeds Account Collateral required hereby, or so that the Collateral Agent receives all interest, dividends and distributions from time to time paid with respect to, and all other proceeds of all such Net Cash Proceeds Account Collateral; and

                  (iii) an Opinion of Counsel to the effect that (1) the Accounts Pledge Agreement and each other Collateral Document required by this
Section is the legal, valid and binding obligation of the Company thereunder and creates a perfected security interest in the Asset Sale Account Collateral and
(2) the Company has taken all steps required to be taken under Sections 1014 and 1202(c) and this Section.

          (2) In the event of an adverse vote in Bossier Parish or Calcasieu Parish requiring the deposit of Excess Louisiana Cash into a Collateral Account under Section 1020,

              (a) the Company shall notify the Collateral Agent no later than November 12, 1996 that certain Subsidiary Guarantor(s), as the case may be, are required to deposit their Excess Louisiana Cash in a Collateral Account (the "EXCESS LOUISIANA CASH ACCOUNT"), instructing the Collateral Agent to open the Excess Louisiana Cash Account in the name of the Company, in which such Excess Louisiana Cash is to be deposited pursuant to the provisions of Section 1020;

              (b) the Collateral Agent, within seven Business Days after receipt of the notice under clause (a), shall provide the Company with appropriate wire instructions for the periodic deposit of such Excess Louisiana Cash into the Excess Louisiana Cash Account;

              (c) the Company shall cause such Excess Louisiana Cash to be paid to the Collateral Agent for deposit into the Excess Louisiana Cash Account and deliver to the Collateral Agent, as soon as possible, but no later than seven Business Days prior to the initial deposit of such Excess Louisiana Cash into such account, all of the following;

                  (i) an Accounts Pledge Agreement securing the Secured Obligations of the Company with a first priority Lien in the Excess Louisiana Cash Account, the Excess Louisiana Cash deposited therein, and all proceeds thereof (including all Cash Equivalents in which such Excess Louisiana Cash or proceeds may from time to time be invested) (collectively, the "EXCESS LOUISIANA CASH ACCOUNT COLLATERAL");

                  (ii) such financing statements, notices of security interest and other instruments or documents as may be necessary to create or maintain the Lien on such Excess Louisiana Cash Account Collateral required hereby, or so that the Collateral Agent receives all interest, dividends and distributions from time to time paid with respect to, and all other proceeds of all such Excess Louisiana Cash Account Collateral; and

                  (iii) an Opinion of Counsel to the effect that (1) the Accounts Pledge Agreement and each other Collateral Document required by this
Section is the legal, valid and binding obligation of the Company thereunder and creates a perfected security interest in the

Excess Louisiana Cash Account Collateral, and (2) the Company has taken all steps required to be taken under Sections 1020 and 1202(c) and this Section.

          (3) If, pursuant to Section 1202 or otherwise, the Company is required to pledge Capital Stock of any present or future Restricted Subsidiary (including the proceeds thereof, the "ADDITIONAL CAPITAL STOCK COLLATERAL"), the Company

              (a) shall notify the Collateral Agent at least three Business Days prior to the date on which such Lien is required to be in place of the nature and identify of the Additional Capital Stock Collateral;

              (b) shall deliver to the Collateral Agent or file or record with the appropriate Governmental Authority, as applicable, no later than the Business Day immediately prior to the date on which such Lien is required to be in place, all of the following:

                  (i) amendments to the relevant Schedules of the Company Pledge Agreement and the related financing statements (if any) adding the Additional Capital Stock Collateral to the Collateral listed therein;

                  (ii) in the case of Additional Capital Stock Collateral in the form of partnership and limited liability company interests, (1) amendments to the Company Pledge Agreement incorporating therein appropriate representations, covenants and other provisions and (2) to the extent obtainable by the exercise of reasonable best efforts, a consent and acknowledgment substantially in the form contemplated by the Company Pledge Agreement, executed by all partners or members of the issuer of such Collateral; and

                  (iii) an Opinion of Counsel to the effect that (1) the Collateral Documents required by Section 1202 and this Section (other than the consent and acknowledgment referred to in clause (ii)) are legal, valid and binding obligations of all parties thereto (other than the Collateral Agent or the Trustee), (2) the Collateral Documents required hereby create valid and perfected Liens in all Additional Capital Stock Collateral, to the extent required by Section 1202, and (3) the Company has taken all steps required to be taken under the terms of this Indenture in connection with the foregoing.

          (4) If, pursuant to Section 1202 or otherwise, (i) any Person that becomes a Subsidiary Guarantor is required to grant a Lien on substantially all its assets other than Excluded Assets or (ii) any present or future Subsidiary Guarantor or other Restricted Subsidiary is required to grant a Lien on any newly acquired assets and the Collateral Documents previously executed and delivered by such Subsidiary do not create such Liens on such assets (such assets, including the proceeds thereof, being the "ADDITIONAL COLLATERAL"), such Subsidiary Guarantor,

              (a) shall notify the Collateral Agent at least seven Business Days prior to the date on which such Lien is required to be in place of the nature and identity of the Additional Collateral;

              (b) shall deliver to the Collateral Agent, file or record with the appropriate Governmental Authority and take other actions required by Section 1202, as applicable, no later than the Business Day immediately prior to the date on which such Lien is required to be in place, all of the following:

                  (i) such amendments to the Subsidiary Security Agreement or Subsidiary Pledge Agreement and such Mortgages, Ship Mortgages, financing statements, notices of security interest, assignments or other Collateral Documents executed by such Subsidiary Guarantor, as may be reasonably required to create first priority Liens in favor of the Collateral Agent on behalf of the Beneficiaries on all Additional Collateral, securing the Secured Obligations of such Subsidiary Guarantor;

                  (ii) in the case of Additional Collateral in the form of partnership and limited liability company interests, to the extent obtainable by the exercise of reasonable best efforts, a consent and acknowledgment substantially in the form contemplated by the Subsidiary Pledge Agreement, executed by all partners or members of the issuer of such Collateral;

                  (iii) an Opinion of Counsel to the effect that (1) the Addendum to Subsidiary Guarantee and Collateral Documents required by Section 1202 or this Section are legal, valid and binding obligations of all parties thereto (other than the Collateral Agent or the Trustee), (2) the Collateral Documents required hereby create valid and perfected Liens in all Additional Collateral and (3) the Subsidiary Guarantor has taken all steps required to be taken under the terms of this Indenture in connection with the foregoing;

                  (iv) in the case of Additional Collateral constituting real estate that is being acquired upon reinvestment of Net Cash Proceeds from an Asset Sale or Event of Loss relating to the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City or the Isle-Lake Charles, title insurance complying with
Section 1202(e); and

          (5) If, pursuant to Section 1014, 1202 or otherwise, the Company is required to grant first priority Liens on any Additional Collateral in the form of newly acquired assets (other than Additional Capital Stock Collateral) and the Collateral Documents previously executed and delivered by the Company do not create such Liens in such assets, the Company.

              (a) shall notify the Collateral Agent at least three Business Days prior to the date on which such Lien is required to be in place of the nature and identity of the Additional Collateral;

              (b) shall deliver to the Collateral Agent, file or record with the appropriate Governmental Authority and take other actions required by Section 1202, as applicable, no later than the Business Day immediately prior to the date on which such Lien is required to be in place, all of the following:

                  (i) such amendments to existing Collateral Documents and additional Mortgages, Ship Mortgages or other Collateral Documents, executed by the Company, as may be reasonably required to create first priority Liens in favor of the Collateral Agent on behalf of the Beneficiaries on all Additional Collateral, securing the Secured Obligations;

               (ii) an Opinion of Counsel to the effect that (1) the Collateral Documents required by Section 1202 or this Section are legal, valid and binding obligations of all parties thereto (other than the Collateral Agent or the Trustee), (2) the Collateral Documents required hereby create valid and perfected Liens in all Additional Collateral, to the extent required by Section 1202, and (3) the Company has taken all steps required to be taken under the terms of this Indenture in connection with the foregoing;

               (iii) in the case of Additional Collateral constituting real estate that is being acquired upon reinvestment of Net Cash Proceeds from an Asset Sale or Event of Loss relating to the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City or the Isle-Lake Charles, title insurance complying with
Section 1202(e); and

          (6) In the case of any Additional Collateral in the form of a leasehold interest on real property, the documents required by clauses (3)(b)(i) and (4)(b)(i) of this Section shall include a Lessor's Consent and Estoppel and Lease Modification Agreement substantially in the form attached hereto as Exhibit J, to the extent obtainable by the exercise of reasonable best efforts.

          (7) Upon completion of the steps required to be taken by the Company and its Restricted Subsidiaries under any of the clauses (1) through (6) of this Section, the Company or the relevant Restricted Subsidiary, as applicable, shall deliver to the Collateral Agent an Officers' Certificate to the effect that all representations and warranties set forth in the Collateral Documents to which such Persons are parties are true and correct as of the date of such certificate.

     SECTION 1019. RESTRICTED AND UNRESTRICTED SUBSIDIARIES; SUBSIDIARY
                   GUARANTORS.

          (a) Subject to the exceptions described below, from and after the Issue Date, each of the Company's Subsidiaries in existence on the Issue Date and any Subsidiary 80% or more of the Capital Stock of which the Company, directly or indirectly, acquires or becomes the owner of after the Issue Date shall be a Restricted Subsidiary unless the Company designates such Subsidiary to be an Unrestricted Subsidiary. Except as provided below, the Company may designate any existing or future Subsidiary of the Company as an Unrestricted Subsidiary, provided that (i) such Subsidiary does not own any Indebtedness or Capital Stock or own or hold any Lien on any asset or property of the Company or any other Restricted Subsidiary, (ii) either the Subsidiary to be so designated has total assets of $100,000 or less or immediately before and after giving pro forma effect to such designation, (a) the Company could incur $1.00 of Indebtedness pursuant to Section 1010 (other than under clauses (1) through (9) thereof), (b) no Default or Event of Default shall have occurred and be continuing and (c) the Company could make, pursuant to the covenant described under Section 1012, the Restricted Payment arising from the designation as described in this paragraph below and (iii) all transactions between the Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to Section 1016. Notwithstanding the foregoing, the Company may not designate any existing or future Subsidiary that holds, owns or operates, directly or indirectly, any assets or function directly relating to or necessary for the conduct of casino gaming at the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City or the Isle-Lake Charles as an Unrestricted Subsidiary. Any Investment made by the Company or any Restricted Subsidiary in a Restricted Subsidiary which is redesignated an Unrestricted Subsidiary shall thereafter be considered as having been a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated an Unrestricted Subsidiary in the amount of the greater of (i) the sum of the Fair Market Value of such Subsidiary on such date as determined in accordance with GAAP and the amount of any obligation of such Subsidiary which the Company or any Restricted Subsidiary has guaranteed or for which it is in any other manner liable and (ii) the amount of the Investments made by the Company and any of its Restricted Subsidiaries in such Subsidiary. Any Subsidiary Guarantee entered into by a Restricted Subsidiary which is subsequently redesignated an Unrestricted Subsidiary shall be automatically released at such time as the Restricted Subsidiary becomes an Unrestricted Subsidiary without any further action required on the part of the Trustee or any Holder. Unless so designated as an Unrestricted Subsidiary, any Subsidiary (whether or not a Subsidiary on the Issue Date) 80% or more of the Capital Stock of which the Company, directly or indirectly, acquires or becomes the owner of after the Issue Date shall be classified as a Restricted Subsidiary thereof.

          (b) An Unrestricted Subsidiary 80% or more of the Capital Stock of which is owned by the Company directly or indirectly may be redesignated a Restricted Subsidiary. The Company may not, and may not permit any Restricted Subsidiary to take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise, but not including through the creation of a new Restricted Subsidiary) unless, immediately before and after giving pro forma effect to such action, transaction or series of transactions, (a) the Company could incur at least $1.00 of Indebtedness pursuant to Section 1010 (other than under clauses
(1) through (9) thereof), and (b) no Default or Event of Default shall have occurred and be continuing. In addition, no Person may become a Restricted Subsidiary (by any means) unless at least 80% of the Capital Stock of such Person is owned by the Company, directly or indirectly.

          (c) The designation of an Unrestricted Subsidiary or the removal of such designation is required to be made by the Board of Directors of the Company, such designation to be evidenced by a Board Resolution stating that the Board of Directors has made such designation in accordance with the Indenture, and the Company is required to deliver to the Trustee such Board Resolution together with an Officers' Certificate certifying that the designation complies with the Indenture. Such designation will be effective as of the date specified in the applicable Board Resolution, which may not be before the date the applicable Officers' Certificate is delivered to the Trustee.

          (d) On the Issue Date, the Subsidiary Guarantors include the Persons listed as parties to this Indenture in clause (2) preceding the recitals herein. In addition, each Person which becomes a Significant Restricted Subsidiary of the Company after the Issue Date shall be a Subsidiary Guarantor and the Company shall cause such Person to promptly execute an

Addendum to Subsidiary Guarantees to evidence its Subsidiary Guarantee. Each Person which is a Subsidiary Guarantor on the Issue Date or which later becomes a Subsidiary Guarantor shall remain bound by its Subsidiary Guarantor until released as set forth in paragraph (a) above or in paragraph (d) of Section 1014.

     SECTION 1020.  EXCESS LOUISIANA CASH ACCOUNT.

     In the event that as the result of an adverse vote by the residents of Bossier Parish, Louisiana or Calcasieu Parish, Louisiana on or about November 5, 1996 with respect to the conduct of riverboat gaming in either such parish the Isle-Bossier City or the Isle-Lake Charles must terminate their gaming operations (in locations on the Issue Date) on or before the expiration of their then-current gaming licenses for such facilities, the Company or the relevant Restricted Subsidiary shall cause the Excess Louisiana Cash generated by the Isle-Bossier City and the Isle-Lake Charles, as applicable, to be deposited monthly commencing February 1, 1997 in a Collateral Account established pursuant to Section 1018. Such Excess Louisiana Cash shall be released from the Collateral Account to repurchase Notes tendered pursuant to an Excess Louisiana Cash Offer required by Section 1111.

     SECTION 1021.  COLLATERAL DOCUMENTS.

     Simultaneously herewith, the Company and the Subsidiary Guarantors shall execute the Collateral Documents, as appropriate, securing the obligations of the Company and the Subsidiary Guarantors, respectively, under this Indenture, the Notes and the Collateral Documents. Each Holder, by accepting a Note, agrees to all terms and provisions of the Collateral Documents as the same may be amended or supplemented from time to time pursuant to the provisions hereof and thereof. The terms of the release of the Collateral and the rights of the Holders with respect thereto shall be governed by the Collateral Documents and this Indenture, provided, however, that, in the event of a conflict between the terms of the Indenture and the terms of any Collateral Documents, the terms of this Indenture shall govern.

     SECTION 1022.  VALIDITY OF LIENS ON COLLATERAL.

     The Company represents and warrants that it has, and covenants that it shall continue to have, full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create the Liens on the Collateral referred to in Article Twelve; and the Company shall warrant, preserve and defend the interest of the Trustee and the Holders in and to the Collateral or any asset that should constitute Collateral but for the fact that the Company or its Subsidiaries failed to comply with the provisions of the Indenture or the Collateral Documents against the claims of all persons, and will maintain and preserve the Liens on the Collateral contemplated by Article Twelve.

     SECTION 1023.  STAY, EXTENSION AND USURY LAWS.

     Each of the Company and the Subsidiary Guarantors covenants (to the extent permissible under applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company or the Subsidiary Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes and amounts from time to time payable under the Subsidiary Guarantees, in each case as contemplated herein, or that may materially affect the covenants or the performance of this Indenture or the Collateral Documents in a manner inconsistent with the provisions of this Indenture or such Collateral Documents.

                                ARTICLE ELEVEN

                  REDEMPTION OF AND REPURCHASE OF SECURITIES

     SECTION 1101. RIGHT OF REDEMPTION.

          (a) The Notes may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time after August __, 2000, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest to the Redemption Date.

          (b) In the event that the Company consummates a Qualified Public Equity Offering on or before August __, 1999, the Company may redeem, at its option, up to $100 million in principal amount of the outstanding Notes at a redemption price of ____% of the principal amount of the Notes so redeemed plus accrued and unpaid interest to the redemption date, provided that, after any such redemption, at least $200 million in principal amount of the Notes remains outstanding.

          (c) Notwithstanding any other provision hereof, if any Gaming Authority requires that a holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and the Holder fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority, or if such Holder is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (i) to require such Holder to dispose of such Holder's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or
(ii) to redeem the Notes of such Holder at the least of (a) 100% of the principal amount thereof, (b) the price at which such Holder acquired the Notes and (c) the Current Market Value of such Notes, together with, in either case, accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability, if any, by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Holder of Notes applying for a license, qualification or a finding of suitability is obligated to pay all costs of the licensure or investigation for such qualification or finding of suitability.

          (d) All references in this Article Eleven to a "HOLDER" shall include any beneficial owner of Notes.

     SECTION 1102. APPLICABILITY OF ARTICLE.

     Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture shall be made in accordance with such provision and this Article Eleven.

     SECTION 1103. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

     The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

     SECTION 1104. SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED OR REPURCHASED.

     Except as contemplated by paragraph (c) of Section 1101, if less than all of the Outstanding Notes are to be redeemed or repurchased, the particular Notes or portions thereof to be redeemed shall be determined on a pro rata basis, by lot or by such other method determined by the Trustee to be fair and appropriate (subject to compliance with the requirements of any securities exchange or trading system on which the Notes are then listed or approved for trading) in principal amounts of $1,000 or integral multiples thereof from the Outstanding Notes not previously called for redemption or repurchase.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     SECTION 1105. NOTICE OF REDEMPTION.

     Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

          (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section
1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

          (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 1106. DEPOSIT OF REDEMPTION PRICE.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in immediately available funds an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

     SECTION 1107. NOTES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date or the earlier date provided in paragraph (c) of Section 1101), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date (or the earlier date provided in paragraph (c) of Section 1101); provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

     SECTION 1108. NOTES REDEEMED IN PART.

     Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

     SECTION 1109. CHANGE OF CONTROL REPURCHASE OFFER.

     If a Change of Control of the Company shall occur, the Company shall offer to repurchase (a "CHANGE OF CONTROL OFFER") from all Holders of the Notes in accordance with the procedures set forth in Section 1112, and shall purchase from Holders accepting such offer, Notes, at a purchase price (payable in cash) equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the Repurchase Date (as defined below), subject to satisfaction by or on behalf of the Holder of the requirements set forth in paragraph (c) of Section 1112.

     SECTION 1110. ASSET SALE/LOSS PROCEEDS REPURCHASE OFFER.

     At each such time as the amount of Excess Sale/Loss Proceeds aggregates $10 million, the Company shall offer to repurchase (an "EXCESS SALE/LOSS PROCEEDS OFFER") from all Holders of the Notes in accordance with the procedures set forth in Section 1112, and shall purchase from Holders accepting such offer, Notes up to a maximum principal amount (expressed as a multiple of $1,000) equal to such Excess Sale/Loss Proceeds, less the accrued and unpaid interest on such Notes, at a purchase price (payable in cash) equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of Repurchase Date, subject to satisfaction by or on behalf of the Holder of the requirements set forth in paragraph (c) of Section 1112. To the extent an Excess Sale/Loss Proceeds Offer is not fully subscribed to by the Holders of the Notes, the Company may withdraw funds from the Collateral Account in the amount not subscribed for and retain such unutilized funds. All funds applied to repurchase Notes tendered pursuant to an Excess Sale/Loss Proceeds Offer or withdrawn and retained by the Company as permitted herein shall no longer constitute Excess Sale/Loss Proceeds.

     SECTION 1111. EXCESS LOUISIANA CASH REPURCHASE OFFER.

     At each such time as the amount of Excess Louisiana Cash aggregates $10 million, the Company shall offer to repurchase (an "EXCESS LOUISIANA CASH OFFER") from all Holders of the Notes in accordance with the procedures set forth in Section 1112, and shall purchase from Holders accepting such offer, Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to such Excess Louisiana Cash less the accrued and unpaid interest on such Notes, at a purchase price (payable in cash) equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the Repurchase Date, subject to satisfaction by or on behalf of the Holder of the requirements set forth in paragraph (c) of Section 1112. To the extent an Excess Louisiana Cash Offer is not fully subscribed to by the Holders of the Notes, the Company may withdraw funds from the Collateral Account in the amount not subscribed for and retain such unutilized funds. All funds applied to repurchase Notes tendered pursuant to an Excess Louisiana Cash Offer or withdrawn and retained by the Company as permitted herein shall no longer constitute Excess Louisiana Cash.

     SECTION 1112. PROCEDURES FOR OFFERS TO REPURCHASE NOTES.

          (a)  Within five days after (i) the occurrence of a Change of Control,
(ii) each time the Excess Sale/Loss Proceeds aggregate $10 million or (iii) each time the Excess Louisiana Cash aggregates $10 million, as the case may be, the Company shall give written notice thereof to the Trustee. Within 15 days after the Company shall deliver such written notice to the Trustee, the Company will, or will cause the Trustee to, send to each Holder of Notes whose Notes have been selected by the Trustee to be offered to be repurchased by the Company, at its address appearing in the register, by registered or certified mail, telegraph, telefax, telex, cable or overnight delivery, a Change of Control Offer, Asset Sale/Loss Proceeds Offer or Excess Louisiana Cash Offer, as applicable (each, a "REPURCHASE OFFER"), to repurchase such Notes or a portion thereof determined in accordance with Section 1104. The Trustee shall be under no obligation to ascertain the occurrence of any event obligating the Company to make a Repurchase Offer or to give notice with respect thereto other than as provided above upon receipt of written notice from the Company.

     `    (b)  Any notice to Holders given pursuant to paragraph (a) of this
Section shall include a form of Purchase Notice (as defined below) and shall state:

               (i) that the Company thereby offers to repurchase at the applicable purchase price such of the Holder's Notes as shall be specified therein (or, in the case of a Change of Control Offer, all Notes of such Holder);

               (ii) the event causing the Repurchase Offer to be required and the date on which such event is deemed to have occurred for purposes of this Section;

               (iii)  the date by which the Repurchase Notice must be given;

               (iv) the date as of which Notes will be purchased pursuant to the Purchase Offer (the "REPURCHASE DATE"), which shall be no earlier than 20 Business Days (or, if longer, as required by applicable law) after the date on which the notice to the Holders is sent pursuant to paragraph (a) of this Section;

               (v)    the name and address of the Paying Agent;

               (vi) that Notes must be surrendered to the Paying Agent at the office of the Paying Agent to collect payment;

               (vii) that the repurchase price for any Notes as to which a Repurchase Notice has been duly given and not withdrawn will be paid on the later of (A) the Repurchase Date and (B) the first Business Day following the date of surrender of such Notes as described in clause (vi);

               (viii) the procedures the Holder must follow to have its Notes repurchased pursuant to the Repurchase Offer; and

               (ix)    the procedures for withdrawing a Repurchase Notice.

          If any such notice is given by the Trustee at the Company's request, the text of such Notice shall be determined by the Company.

          (c) A Holder may exercise its rights under Section 1109, 1110 or 1111, as applicable, and this Section by delivering to the Paying Agent at the office of the Paying Agent a written notice of purchase (a "REPURCHASE NOTICE") at any time prior to the close of business on the third Business Day prior to the Purchase Date, stating:

               (i) the certificate numbers of the Notes that the Holder will deliver to be repurchased; and

               (ii) the portion of the principal amount of the Notes that the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof.

          The delivery of such Notes (together with all necessary endorsements) to the Paying Agent at the office of the Paying Agent prior to, on or after the Repurchase Date shall be a condition to the receipt by the Holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section only if the Notes so delivered shall conform in all respects to the description thereof set forth in the related Repurchase Notice.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent at the office of the Paying Agent the Repurchase Notice contemplated by this Section shall have the right to withdraw such Repurchase Notice in accordance with Section 1113.

          The Paying Agent shall promptly notify the Company by telecopier of the receipt by the former of any Repurchase Notice or written notice of withdrawal thereof.

          The Company shall repurchase from the Holder thereof, pursuant to this Section, all or a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of a portion of such Note.

     SECTION 1113. EFFECT OF REPURCHASE NOTICE.

          Upon receipt by the Company or the Paying Agent of any Repurchase Notice, the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs of this Section) thereafter be entitled to receive solely the applicable Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such Holder on the later of (a) the applicable Repurchase Date with respect to such Note (provided that the conditions of paragraph (c) of Section 1112 have been satisfied) and (b) the first Business Day following the date of delivery of such Note to the Paying Agent at the office of the Paying Agent by the Holder thereof in the manner required by paragraph (c) of Section 1112.

          A Repurchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Note to which such Repurchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent at any time prior to the close of business on the third Business Day prior to the Repurchase Date, specifying, as applicable:

          (a) the certificate number and series of the Note in respect of which such notice of withdrawal is being submitted,

          (b) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

          (c) the principal amount, if any, of such Note that remains subject to the Original Repurchase Notice, and that has been or will be delivered for purchase by the Company.

          The Paying Agent will promptly return to the respective Holders thereof any Notes with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture.

     SECTION 1114. DEPOSIT OF REPURCHASE PRICE.

          No later than 10:00 a.m. (local time at the office of the Paying Agent) on the Business Day immediately preceding the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of the Company of them is acting as the Paying Agent, shall segregate and hold in trust, or cause to be segregated and held in trust, as provided in Section 1003) an amount of cash sufficient to pay the aggregate Repurchase Price of all the Notes of portions thereof that are to be purchased as of the Repurchase Date. Upon such deposit or segregation, all Notes of portions thereof that are to be purchased shall cease to bear interest after the Repurchase Date.

     SECTION 1115. COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF NOTES.

          In connection with any offer to repurchase or repurchase of Notes under Section 1109, 1110 or 1111, the Company shall comply with all applicable Federal and state securities laws so as to permit the rights and obligations under Sections 1109, 1110 and 1111 to be exercised to the greatest extent practicable in the time and in the manner specified in such Sections.

     SECTION 1116.  REPAYMENT TO THE COMPANY.

          The Trustee and the Paying Agent shall return to the Company upon written Order any cash that remains unclaimed, together with interest, if any, accrued thereon, held by them for the payment of the Repurchase Price two years after the related Repurchase Date.

                                ARTICLE TWELVE

                          CERTAIN COLLATERAL MATTERS

     SECTION 1201.  APPROVAL OF COLLATERAL DOCUMENTS AND OTHER NOTE DOCUMENTS.

          (a) Substantially contemporaneously with the initial issuance of the Notes, the Collateral Agent will enter into or accept the Collateral Documents listed on Schedule 1201 and accept delivery of the Collateral specified therein.

          (b) By acceptance of its Note(s), each Holder agrees to all of the terms and provisions of such Collateral Documents and all other Collateral Documents from time to time entered into pursuant to (and as amended from time to time pursuant to) the provisions of this Indenture.

          (c) As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any Holder over any other Holder by reason of differences in time of issuance of the Notes held by such Holders, sale or otherwise, as security for the Secured Obligations of the Grantors.

     SECTION 1202. EVIDENCE OF PERFECTION OF LIENS; REQUIRED COLLATERAL; FURTHER ASSURANCES.

          (a)  The Company shall furnish to the Trustee:

               (i) on the Issue Date, an Opinion of Counsel stating that, in the opinion of such counsel, all recordings, filings and other actions contemplated by such Collateral Documents necessary to make effective or perfect the Lien have been taken, reciting such actions; and

               (ii) on or prior to each anniversary of the date hereof, an Opinion of Counsel, dated as of such date, either (A) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of the Collateral Documents, or financing statements, continuation statements or other instruments of further assurance, as is necessary to maintain the Liens of the Collateral Documents to the extent required hereby, until the next such anniversary, and reciting the details of such action, or (B) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

          (b) Except as otherwise expressly provided herein and the Collateral Documents, at all times while any Notes remain Outstanding,

               (i) the Secured Obligations of the Company are required to be secured by a first priority, perfected Lien on all of the following (but not including any Excluded Assets):

                    (A) all Capital Stock in present and future Restricted Subsidiaries held by the Company, substantially on the terms set forth in and contemplated by the Company Pledge Agreement;

                    (B) under the circumstances described in Section 1014, all Net Cash Proceeds derived or resulting from an Asset Sale or Event of Loss, substantially on the terms set forth in and contemplated by the Accounts Pledge Agreement;

                    (C) under the circumstances described in Section 1020 with respect to the Company, all Excess Louisiana Cash, substantially on the terms set forth in and contemplated by the Accounts Pledge Agreement;

                    (D) all Vessels owned or leased by the Company eligible for registration with the U.S. Coast Guard, substantially on the terms set forth in and contemplated by any Ship Mortgage; and

                    (E) substantially all of the Company's present and future assets not referred to in clauses (A), (B), (C) or (D), including real estate (including leasehold properties), fixtures and personal property, substantially on the terms set forth in and contemplated by the Company Security Agreement, a Mortgage or other relevant Collateral Document covering Collateral of the same type.

               (ii) The Subsidiary Guarantee of each Subsidiary Guarantor shall be secured by a first priority (except as provided in clause (iii) below), perfected Lien on all of the following (but not including any Excluded Assets):

                    (A) all Equity Interests in other present and future Restricted Subsidiaries held by such Subsidiary Guarantor, substantially on the terms set forth in and contemplated by the Subsidiary Pledge Agreement;

                    (B) under the circumstances described in Section 1020 with respect to such Subsidiary Guarantor, all Excess Louisiana Cash, substantially on the terms set forth in and contemplated by the Accounts Pledge Agreement;

                    (C) under the circumstances described in Section 1024 with respect to such Subsidiary Guarantor, all Net Cash Proceeds derived or resulting from an Asset Sale or Event of Loss, substantially on the terms set forth in and contemplated by the Accounts Pledge Agreement;

                    (D) all Vessels owned or leased by such Subsidiary Guarantee eligible for registration with the US Coast Guard, substantially on the terms set forth in and contemplated by a Ship Mortgage; and

                    (E) substantially all present and future assets of such Subsidiary not referred to in clauses (A), (B), (C) or (D), including real estate (including leasehold properties), fixtures and personal property, in each case substantially on the terms set forth in and contemplated by the Subsidiary Security Agreement, Mortgage or other relevant Collateral Documents covering Collateral of the same type.

              (iii) Notwithstanding the foregoing, the Subsidiary Guarantees, as applicable, will be secured by a second priority Lien only (or a fourth priority Lien only in the case of clause (c) below) on (a) existing equipment subject to financing and any newly acquired or leased assets financed with FF&E Financing permitted pursuant to clause (5) or (6) of Section 1010, in each case which assets have been pledged as collateral security for the repayment of the financing and where the terms of such financing do not prohibit the pledge of such assets for the benefit of the holders of the Notes, (b) the Isle-Biloxi Hotel, (c) the Grand Palais and (d) Pompano Park.

          (c) If, at any time, the Collateral Documents do not create the Liens required by or otherwise do not comply with this Section, the relevant Grantor shall as soon as reasonably practicable and from time to time, at its own expense, (i) execute and deliver, and file and record with each applicable Governmental Authority, such additional Collateral Documents, (ii) use its best efforts to obtain any approvals or consents or remove any restrictions or encumbrances and (iii) take such other steps, as in each case may be necessary such that all assets (other than Excluded Assets) of the Grantor are at all times subject to the Liens required by and otherwise comply with this Section.

          (d) If, at any time after the Issue Date, pursuant to paragraph (b) of this Section or otherwise, Liens are required to be created on (i) assets acquired after the Issue Date (including assets acquired in connection with an Asset Sale or Event of Loss), (ii) Capital Stock or assets of a Person that was not previously a Restricted Subsidiary or Significant Restricted Subsidiary, or
(iii) any other assets not previously subject to a Lien securing the Secured Obligations, the relevant Grantor shall take all necessary steps toward the creation of such Liens within 10 days after the acquisition of such assets or such Person first constituted a Restricted Subsidiary or Significant Restricted Subsidiary, or the date on which such Liens are first required to exist hereunder, as applicable. With respect to assets referred to in clause
(b)(iii)(a) of this

Section, if requested by the Company and upon receipt of an Officer's Certificate from the Company certifying that no Default or Event of Default has occurred and is continuing, the Collateral Agent will execute and deliver to the lender under the Permitted FF&E Financing a subordination agreement, in form and substance satisfactory to the Collateral Agent, subordinating the lien in favor of the Collateral Agent in such assets, in order of priority, to the lien in favor of such lender.

          (e) The Company and its Restricted Subsidiaries shall deliver to the Collateral Agent, at their expense, one or more title insurance policies from title insurance companies (or reinsured by title insurance companies) of favorable national reputation with a claims paying ability rating of A- or better from Standard & Poor's Corporation or A3 or better from Moody's Investor Service, Inc. insuring the Collateral Agent, on behalf of the Holders, that (i) the Company or the Restricted Subsidiary as provided elsewhere in this Indenture, has good and marketable fee or leasehold title, as applicable, to, and (ii) the relevant Mortgage creates a valid, first priority Lien on, the following:

               (i) the Isle-Biloxi; the Isle-Vicksburg, the Lake-Bossier City and the Isle-Lake Charles; and

               (ii) each real property constructed, developed or otherwise acquired upon reinvestment of Net Cash Proceeds from an Asset Sale or Event of Loss relating to the Isle-Biloxi; the Isle-Vicksburg, the Lake-Bossier City and the Isle-Lake Charles.

          Each such title policy shall be dated as of the date of recording of the applicable Mortgage or amendment thereto, as applicable. Each policy shall be accompanied by such endorsements as the Collateral Agent may request including, without limitation, the following CLTA Endorsements (or local equivalents): 100; 103.7; 116; and 116.1. The coverage provided under all such policies must aggregate not less than the lesser of (i) the insurable value of such real property and (ii) the original principal amount of the Notes. No monetary Liens (other than non-delinquent taxes) may be shown as exceptions to title in such title policy.

          (f) The Company and Subsidiary Guarantors will execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as reasonably may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Collateral Agent under the Collateral Documents or under any other instrument executed in connection therewith.

     SECTION 1203. AMENDMENT TO THE COLLATERAL DOCUMENTS WITHOUT CONSENT OF HOLDERS.

          The Company and the Collateral Agent may amend any Collateral Document without notice to or the consent of any Holder:

          (a) to evidence the succession of another Person to any Grantor, and the assumption by any such successor of the covenants of the Grantor in such Collateral Documents:

          (b) to add to the covenants, conditions and restrictions of any Grantor for the benefit of the Holders or to surrender any right or power conferred upon any Grantor in any such Collateral Document;

          (c) to cure any ambiguity, to correct or supplement any provision in any such Collateral Document that may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under any such Collateral Document, which shall not be inconsistent with the provisions of this Indenture and the other Collateral Documents; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

          (d) to evidence, and provide for the acceptance of, the appointment of a successor Collateral Agent;

          (e) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

          (f) to comply with the Trust Indenture Act in connection with the Lien granted in any Collateral Document; or

          (g) to make amendments required by Section 1018 or 1202.

     SECTION 1204.  AMENDMENT TO THE COLLATERAL DOCUMENTS WITH CONSENT OF
HOLDERS.

          (a) Except as otherwise provided in Section 902 or in the Collateral Documents, with the written consent of Holders of at least a majority in principal amount of the Notes, by Act of the Holders delivered to the Trustee, any Grantor may enter into, when authorized by a Board Resolution, and the Trustee and Collateral Agent may enter into or consent to, any amendment of any Collateral Document, without further notice to any Holder.

          (b) It shall not be necessary for the Act of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act approves the substance thereof.

          (c) Notwithstanding any provisions to the contrary in this Section, prior to the execution of any such amendment, the Trustee shall be entitled to receive an Opinion of Counsel stating that the conditions precedent to the execution of such amendment have been complied with and that such an amendment is permitted under the terms of the applicable Collateral Documents.

     SECTION 1205.  RELEASE OF COLLATERAL UNDER CERTAIN CIRCUMSTANCES.

          (a) Notwithstanding the provisions of Section 1204 and Section 902, each Grantor may without any release or consent by the Trustee, the Collateral Agent or any Holder sell, lease, transfer, convey or otherwise dispose of any Collateral, and the Lien of the Collateral Documents shall be deemed released automatically upon such disposition without any action on the part of the Trustee or the Collateral Agent, provided (A) Sections 1109 and 1111 and the other provisions of this Indenture and the relevant Collateral Documents are complied with, and (B) the Lien of the Collateral Documents shall attach to any and all proceeds or products of such disposition.

          (b) Upon the occurrence of any of the following events and receipt by the Trustee of a Board Resolution and an Officers' Certificate certifying that such release complies with this Section, and without any release or consent by the Trustee, the Collateral Agent or any Holder,

               (i) all Liens under the Collateral Documents with respect to the assets of the relevant Subsidiary Guarantor (in the case of clause (A) below) or Restricted Subsidiary (in the case of clause (B) or (C) below) shall be automatically released upon:

                    (A) the release of any Subsidiary Guarantor from the Subsidiary Guarantee pursuant to Section 1016 or 1019; or

                    (B) any re-designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 1019; and

               (ii) all Liens under the Collateral Documents with respect to any owned or leased asset financed with Permitted FF&E Financing shall be automatically released upon the acquisition of any such assets if (and only if) such asset constitutes an Excluded Asset.

          (c) The Collateral Agent shall execute and deliver such confirmations of such releases as the Company may reasonably request.

     SECTION 1206. RELEASE AND SUBSTITUTION OF COLLATERAL--TRUST INDENTURE ACT COMPLIANCE.

          At all times after qualification of this Indenture under the Trust Indenture Act:

          (a) To the extent applicable, the Company and Subsidiary Guarantors shall comply with Section 314 of the Trust Indenture Act relating to the release of property or securities from the Lien of any Collateral Document.

          (b) The release of any Collateral from the Lien of any Collateral Document or the subordination of any Lien of any Collateral Document shall not be deemed to impair such

Lien or the Collateral under the Collateral Documents in contravention of the provisions of this Indenture or such Collateral Document if and to the extent the Collateral or Lien is released or subordinated pursuant to, and in accordance with, this Indenture and such Collateral Document.

     SECTION 1207.  RELEASE UPON TERMINATION OF THE COMPANY'S OBLIGATIONS.

          (a) If (i) the Company and each of the Subsidiary Guarantors delivers an Officers' Certificate certifying that all of its obligations under this Indenture have been indefeasibly satisfied and discharged by complying with the provisions of Article Four or Fourteen (either under Section 1402 or Section
1403) hereof or (ii) all Outstanding Notes issued under this Indenture shall have been surrendered to the Trustee for cancellation, the Collateral Agent, subject to compliance by the Company and the Subsidiary Guarantors with Section 1206, shall deliver to the Grantors a certificate stating that the Collateral Agent, on behalf of the Beneficiaries, disclaims and has given up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and, upon and after the receipt by the Grantors of such certificate, the Collateral Agent shall no longer be deemed to hold the Lien in the Collateral for the benefit of the Beneficiaries.

          (b) Any release of Collateral made in compliance with this Section shall not be deemed to impair the Lien under the Collateral Documents or the Collateral thereunder in contravention of the provisions of this Indenture or the Collateral Documents.

          (c) Nothing in this Section shall impair the first priority Lien and trust created pursuant to Article Four or Fourteen in any funds or securities deposited with the Trustee pursuant to such Articles.

     SECTION 1208.  COLLATERAL AGENT'S DUTIES.

          (a)  The Collateral Agent shall:

               (i) to the extent contemplated by the relevant Collateral Documents and this Indenture, execute and deliver all Collateral Documents and hold in its possession all Collateral from time to time delivered to it; and

               (ii) take all steps the Collateral Agent is entitled to take under the relevant Collateral Documents for the protection of the Collateral or the Lien therein or its priority (including by discharging or paying Liens and claims the Collateral Agent is entitled to discharge or pay), provided the Collateral Agent has received notice of facts indicating that such steps are required for the protection of the Collateral or such Lien or its priority, whether in the Opinion of Counsel required by paragraph (a) of Section 1202, pursuant to any requirement of the Collateral Documents to give such notice, or otherwise.

          (b) The Collateral Agent shall have only such duties with respect to the Collateral as are set forth in this Indenture and the Collateral Documents.

          (c) In the performance of its duties hereunder and the Collateral Documents, the Collateral Agent shall be fully protected and indemnified to the full extent of the indemnity provided in Section 607.

                               ARTICLE THIRTEEN

                                  GUARANTEES

     SECTION 1301.  SUBSIDIARY GUARANTEES.

     The Subsidiary Guarantors unconditionally and jointly and severally guarantee and promise to pay to each Beneficiary, at any time while an Event of Default exists, in lawful money of the United States of America, any and all Company Obligations from time to time owed to the Beneficiaries, provided that the Holders and the Trustee shall have the same remedies against the Subsidiary Guarantors under the Subsidiary Guarantees as they have against the Company under the Notes pursuant to Article Five. The term "COMPANY OBLIGATIONS" means any and all present and future obligations and liabilities of the Company of every type and description to the Beneficiaries under this Indenture, the Notes and the Collateral Documents, whether for principal, premium (if any), interest, expenses, indemnities or other amounts, in each case whether due or not due, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Federal Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable. All Company Obligations shall be conclusively presumed to have been created in reliance on the Subsidiary Guarantees. Each Subsidiary Guarantee is a continuing guaranty of the Company Obligations and, except as otherwise provided in Section 1019, may not be revoked and shall not otherwise terminate unless and until any and all Company Obligations have been indefeasibly paid and performed in full.

     SECTION 1302.  NATURE OF SUBSIDIARY GUARANTEES.

     The liability of each Subsidiary Guarantor under its Subsidiary Guarantee is independent of and not in consideration of or contingent upon the liability of the Company or any other Subsidiary Guarantor and a separate action or actions may be brought and prosecuted against any Subsidiary Guarantor, whether or not any action is brought or prosecuted against the Company or any other Subsidiary Guarantor or whether the Company or any other Subsidiary Guarantor is joined in any such action or actions. The Subsidiary Guarantee given by each Subsidiary Guarantor shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to (a) the legality, validity or enforceability of the Notes, this Indenture or the Collateral Documents, any of the Company Obligations, any Lien or Collateral or the Subsidiary Guarantee given by any other Subsidiary Guarantor, (b) any defense (other than payment), set-off or counterclaim that may at any time be available to the Company or any Subsidiary Guarantor against, and any right of setoff at any time held by, any Beneficiary or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or any Subsidiary Guarantor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any Subsidiary Guarantor, in bankruptcy or in any other instance. Any payment by any Subsidiary Guarantor or other circumstance that operates to toll any statute of limitations applicable to such Subsidiary Guarantor shall also operate to toll the statute of limitations applicable to each other Subsidiary Guarantor.

     SECTION 1303.  AUTHORIZATION.

     Each Subsidiary Guarantor authorizes each Beneficiary, without notice to or further assent by such Subsidiary Guarantor, and without affecting any Subsidiary Guarantor's liability hereunder (regardless of whether any subrogation or similar right that such Subsidiary Guarantor may have or any other right or remedy of such Subsidiary Guarantor is extinguished or impaired), from time to time to do any or all of the following:

          (1) permit the Company to increase or create Company Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Company Obligations or any part thereof, consent or enter into supplemental indentures or otherwise amend the terms and conditions of this Indenture, the Notes and the Collateral Documents or any provision thereof,

          (2) take and hold Collateral from the Company or any other Person, perfect or refrain from perfecting a Lien on such Collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such Collateral or Lien or any part thereof;

          (3) exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of such Beneficiary against the Company or any Subsidiary Guarantor in respect of any Company Obligations or any Collateral;

          (4) release, add or settle with any Subsidiary Guarantor in respect of its Subsidiary Guarantee or the Company Obligations;

          (5) accept partial payments on the Company Obligations and apply any and all payments or recoveries from such Grantor or Collateral to such of the Company Obligations as any Beneficiary may elect in its sole discretion, whether or not such Company Obligations are secured or guaranteed;

          (6) refund at any time, at such Beneficiary's sole discretion, any payments or recoveries received by such Beneficiary in respect of any Company Obligations or Collateral; and

          (7) otherwise deal with the Company, any Subsidiary Guarantor and any Collateral as such Beneficiary may elect in its sole discretion.

     SECTION 1304.  CERTAIN WAIVERS.

     Each Subsidiary Guarantor waives:

          (1) the right to require the Beneficiaries to proceed against the Company or any other Subsidiary Guarantor, to proceed against or exhaust any Collateral or to pursue any other remedy in any Beneficiary power whatsoever and the right to have the property of the Company or any other Subsidiary Guarantor first applied to the discharge of the Company Obligations;

          (2) all rights and benefits under applicable law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

          (3) the benefit of any statute of limitations affecting the Company Obligations or any Subsidiary Guarantor's liability hereunder,

          (4) any requirement of marshaling or any other principle of election of remedies;

          (5) any right to assert against any Beneficiary any defense (legal or equitable), set-off, counterclaim and other right that any Subsidiary Guarantor may now or any time hereafter have against the Company or any other Subsidiary Guarantor,

          (6) presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of its Subsidiary Guarantee, and, except to the extent expressly required by this Indenture, the Notes or the Collateral Documents, all other notice' of any kind, including (a) notice of any action taken or omitted by the Beneficiaries in reliance hereon, (b) notice of any default by the Company or any Subsidiary Guarantor, (c) notice that any portion of the Company Obligations is due, (d) notice of any action against the Company or any Subsidiary Guarantor, or any enforcement of other action with respect to any Collateral, or the assertion of any right of any Beneficiary hereunder;

          (7) all defenses that at any time may be available to such Subsidiary Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect; and

          (8) all applicable laws of the States of Mississippi, Louisiana, Iowa and Florida.

     SECTION 1305.  NO SUBROGATION; CERTAIN AGREEMENTS.

          (a) EACH SUBSIDIARY GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT ANY BENEFICIARY MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE OBLIGATIONS AGAINST THE COMPANY OR ANY OTHER SUBSIDIARY GUARANTOR (OTHER THAN RIGHTS OF CONTRIBUTION FROM OTHER SUBSIDIARY GUARANTORS), ANY AND ALL BENEFITS OF AND RIGHTS TO PARTICIPATE IN ANY COLLATERAL, WHETHER REAL OR PERSONAL PROPERTY, NOW OR HEREAFTER HELD BY ANY BENEFICIARY, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE FEDERAL BANKRUPTCY CODE) ANY SUBSIDIARY GUARANTOR MAY HAVE AGAINST THE COMPANY, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT UNDER ITS SUBSIDIARY GUARANTEE, UNLESS AND UNTIL THE OBLIGATIONS SHALL HAVE BEEN PAID IN FULL.

          (b) Each Subsidiary Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Company and each other Subsidiary Guarantor and of all other circumstances bearing upon the risk of nonpayment of the Obligations or the Subsidiary Guarantee of any other Subsidiary Guarantor that diligent inquiry would reveal, and agrees that the Beneficiaries shall have no duty to advise any Subsidiary Guarantor of information regarding such condition or any such circumstances.

     SECTION 1306.  BANKRUPTCY NO DISCHARGE.

          (a) Without limiting Section 1302, no Subsidiary Guarantee shall be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against the Company or any Subsidiary Guarantor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Obligations in or as a result of any such proceeding, whether or not assented to by any Beneficiary, (ii) any disallowance of all or any portion of any Beneficiary's claim for repayment of the Obligations, (iii) any use of cash or other collateral in any such proceeding, (iv) any agreement or stipulation as to adequate protection in any such proceeding, (v) any failure by any Beneficiary to file or enforce a claim against the Company or any other Obligor or its estate in any bankruptcy or reorganization case, (vi) any amendment, modification, stay or cure of any Beneficiary's rights that may occur in any such proceeding, (vii) any election by any Beneficiary under Section 1112(b)(2) of the Federal Bankruptcy Code, or (viii) any borrowing or grant of a Lien under
Section 364 of the Federal Bankruptcy Code. Each Subsidiary Guarantor understands and acknowledges that by virtue of its Subsidiary Guarantee, it has specifically assumed any and all risks of any such proceeding with respect to the Company and each other Subsidiary Guarantor.

          (b) Notwithstanding anything in this Article Thirteen to the contrary, any Event of Default under clause (7) or (8) of Section 501 of this Indenture shall render all

Company Obligations automatically due and payable for purposes of the Subsidiary Guarantees, without demand on the part of the Trustee or any Holder.

          (c) Notwithstanding anything to the contrary herein contained, the Subsidiary Guarantees (and any Lien on the Collateral securing the Subsidiary Guarantees or the Obligations) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by any Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving the Company, any Subsidiary Guarantor or otherwise, if the proceeds of any Collateral are required to be returned by such Beneficiary under any such circumstances, or if any Beneficiary elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received.

     SECTION 1307. SEVERABILITY OF VOID OBLIGATIONS UNDER SUBSIDIARY GUARANTEES.

          The obligations of any Subsidiary Guarantor hereunder shall be limited to the maximum amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Federal Bankruptcy Code or any applicable provisions of comparable state law.

     SECTION 1308.  RIGHT OF CONTRIBUTION.

          In order to provide for just and equitable contribution among the Subsidiary Guarantors in connection with the Subsidiary Guarantees, the Subsidiary Guarantors have agreed among themselves that if any Subsidiary Guarantor satisfies some or all of the Obligations (a "FUNDING SUBSIDIARY GUARANTOR"), the Funding Subsidiary Guarantor shall be entitled to contribution from the other Subsidiary Guarantors that have positive Maximum Net Worth (as defined below) for all payments made by the Funding Subsidiary Guarantor in satisfying the Company Obligations, so that each Subsidiary Guarantor that remains obligated under its Subsidiary Guarantee at the time that a Funding Subsidiary Guarantor makes such payment (a "REMAINING SUBSIDIARY GUARANTOR") and has a positive Maximum Net Worth shall bear a portion of such payment equal to the percentage that such Remaining Subsidiary Guarantor's Maximum Net Worth bears to the aggregate Maximum Net Worth of all Remaining Subsidiary Guarantors that have positive Maximum Net Worth.

          As used in this Section, "NET WORTH " means, with respect to any Subsidiary Guarantor, the amount, as of any date of calculation by which the sum of a Person's assets (including subrogation indemnity, contribution reimbursement and similar rights that such Subsidiary Guarantor may have), determined on the basis of a "fair valuation" or their "fair salable value" (whichever is the applicable test under Section 548 and other relevant provisions of the Bankruptcy Code and the relevant state fraudulent conveyance or transfer laws) is greater than the amount that will be required to pay all of such Person's debts, in each case matured or unmatured, contingent or otherwise, as of the date of calculation but excluding liabilities arising under the Subsidiary Guarantee and excluding, to the maximum extent permitted by Applicable Law with the objective of avoiding rendering such Person insolvent, liabilities subordinated to the Company Obligations arising out of loans or advances made to such Person by any other Person. "MAXIMUM NET WORTH" means, with respect to any Subsidiary Guarantor, the greatest of the Net Worths calculated as of the following dates:
(A) the date on which the Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder, (B) the date on which such Subsidiary Guarantor expressly reaffirms the Subsidiary Guarantee, (C) the date on which demand for payment is made on such Subsidiary Guarantor hereunder, (D) the date on which payment is made by such Subsidiary Guarantor hereunder or (E) the date on which any judgment, order or decree is entered requiring such Subsidiary Guarantor to make payment hereunder or in respect hereof. The meaning of the terms "fair valuation" and "fair salable value" and the calculation of assets and liabilities shall be determined and made in accordance with the relevant provisions of the Bankruptcy Code and applicable state fraudulent conveyance or transfer laws.

     SECTION 1309.  ADDITIONAL SUBSIDIARY GUARANTORS.

          Each Subsidiary that executes and delivers to the Trustee from time to time after the Issue Date a Subsidiary Guarantee in the form attached as Exhibit B-2 shall be a Subsidiary Guarantor as if such Subsidiary had been a signatory to this Indenture. Each Subsidiary Guarantor hereby consents to any such additional Subsidiary Guarantee, whether or not it receives notice thereof.

     SECTION 1310.  COMPANY GUARANTEE.

     The Company unconditionally guarantees and promises to pay to the Beneficiaries, upon any default by a Subsidiary Guarantor of its Subsidiary Guarantee, the obligations of such Subsidiary Guarantor under such Subsidiary Guarantee.

                                ARTICLE FOURTEEN


                       DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1401. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1402 or Section 1403 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Fourteen.

     SECTION 1402. DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 1401 of the option applicable to this Section 1402, the Company shall be deemed to have been immediately discharged from its obligations with respect to all Outstanding Notes, subject to satisfaction of the conditions set forth in Section 1404 (hereinafter, "DEFEASANCE"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such

Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (2) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to the Notes.

     SECTION 1403. COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 1401 of the option applicable to this Section 1403, the Company shall be immediately released from its obligations under any covenant or obligation contained in Section 801, Sections 1007 through 1024 and Article Twelve with respect to the Outstanding Notes, subject to the satisfaction of the conditions set forth below (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not to be "OUTSTANDING" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or obligation, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder. The Trustee shall thereupon release its Lien in the Collateral in its entirety. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or obligation, whether directly or indirectly, by reason of any reference elsewhere this Indenture, the Notes or the Collateral Documents to any such covenant or obligation or by reason of any reference in any such covenant or obligation in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     SECTION 1404. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

     The following shall be the conditions to application of either Section 1402 or Section 1403 to the Outstanding Notes:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) money in an amount, or (b) United States Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or Interest Payment Date of such installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such United States Government Obligations to said payments of principal (premium, if any) and interest with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

          (2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit.

          (3) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (4) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (5) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 1402 or the Covenant Defeasance under Section 1403 (as the case may be) have been complied with.

     SECTION 1405. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to the provisions of the last paragraph of Section 1003, all money and United States Government Obligations (including the proceeds thereof) deposited with the Trustee collectively with any other qualifying trustee, for purposes of this Section 1405, the "TRUSTEE") pursuant to Section 1404 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

     Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or United States Government Obligations held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Fourteen.

     SECTION 1406. REINSTATEMENT.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              CASINO AMERICA, INC.

                              By
                                 ---------------------------------
                                  Title:

Attest:
        --------------------
        Title:

                              FLEET NATIONAL BANK, as Trustee and
                              Collateral Agent

                              By
                                 ---------------------------------
                                  Title:

                              RIVERBOAT CORPORATION OF MISSISSIPPI

                              By
                                 ---------------------------------
                                  Title:

                              RIVERBOAT CORPORATION OF MISSISSIPPI-
                              VICKSBURG

                              By
                                 ---------------------------------
                                  Title:

                              RIVERBOAT SERVICES INCORPORATED

                              By
                                 ----------------------------------
                                  Title:

                              CSNO, INC.

                              By
                                 ----------------------------------
                                  Title:

                              LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                              By
                                 ----------------------------------
                                  Title:

                              ST. CHARLES GAMING COMPANY, INC.

                              By
                                 ----------------------------------
                                  Title:

                              LRG HOTELS, L.L.C.

                              By
                                 ----------------------------------
                                  Title:

                              GRAND PALAIS RIVERBOAT, INC.

                              By
                                 ----------------------------------
                                  Title:

                              LRGP HOLDINGS, INC.

                              By
                                 ---------------------------------
                                  Title:

                              PPI, INC.

                              By
                                 ---------------------------------
                                  Title:

                              ASMI MANAGEMENT INC.

                              By
                                 ---------------------------------
                                  Title:

                              ISLE OF CAPRI CASINO COLORADO, INC.

                              By
                                 ---------------------------------
                                  Title:

                                                          EXHIBIT K TO INDENTURE

                       ENVIRONMENTAL INDEMNITY AGREEMENT

          This Environmental Indemnity Agreement, dated as of August __, 1996 (the "Agreement"), is given by Casino America, Inc., a Delaware corporation ("CAI") and the corporations named as "Subsidiary Indemnitors" on the signature pages hereof (collectively, the "Subsidiary Indemnitors" and collectively, with CAI, the "Indemnitors") to Fleet National Bank, as trustee and collateral agent (including all affiliates, successors and assigns "Fleet," and including any Person that holds or that may hereafter acquires all or any part of the Properties (as defined below) or any interest or estate therein by purchasing the Properties at a foreclosure sale or trustee's sale or by acceptance of a deed in lieu of foreclosure, "Indemnitee").

                                R E C I T A L S
                                - - - - - - - -

          A. Pursuant to the Indenture dated as of August __, 1996 (as may be supplemented and otherwise amended from time to time, the "Indenture"), by and among CAI, the Subsidiary Indemnitors and Fleet, as trustee, CAI will issue __% Senior Secured Notes due 2003 in an aggregate principal amount of up to $300,000,000 (collectively, the "Notes").

          B. Pursuant to a guarantee included in the Indenture (as amended from time to time, the "Subsidiary Guarantee"), the Subsidiary Indemnitors have Guaranteed the obligations of CAI under the Notes, the Indenture and the other Note Documents to which CAI is a party.

          C. Pursuant to the Indenture, the Notes are required to be secured by, among other things, certain Mortgages (as defined in the Indenture) with respect to, among other things, the Properties.

          D. Pursuant to the Indenture, the Indemnitors are required to execute and deliver this Agreement to Fleet.

                               A G R E E M E N T
                               - - - - - - - - -

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitors agrees as follows:

          1.    Indemnification.

          1.1. Subject to Paragraphs 1.2 and 1.3 below, the Indemnitors hereby indemnify and agree to reimburse, defend, exonerate, pay and hold harmless the Indemnitee, and each and all of its directors, officers, shareholders, employees, agents, contractors, consultants, counsel, licensees, affiliates, lessees, mortgagees, trustees and invitees (collectively and individually, the "Indemnified Parties"), from and against any and all Environmental Damages arising from the presence of Hazardous Materials upon, about or beneath the Properties or migrating to or from any of the Properties, or arising in any manner whatsoever out of the violation of any Environmental Requirements pertaining to any of the Properties and the activities thereon, whether foreseeable or unforeseeable, and, except as set forth in Paragraph 1.2, regardless of when such Environmental Damages occurred. The obligations hereunder shall include, but not be limited to, (i) the burden and expense of defending all claims, suits and administrative proceedings (with counsel chosen by the CAI and reasonably approved by the Indemnified Parties), even if such claims, suits or proceedings are groundless, false or fraudulent, (ii) conducting all negotiations of any description, and (iii) paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due from or rendered against such Indemnified Parties. Any Indemnified Party shall retain the right to monitor the progress of any claims, suits and administrative proceedings defended by the Indemnitors hereunder with counsel of such Indemnified Party's own choice, and the reasonable fees and disbursements of such counsel shall be paid by such Indemnified Party, provided that Fleet may elect to conduct its own defense through counsel of its own choice and at the expense of the Indemnitors, but only in the event that (A) Fleet determines in good faith that the conduct of its defense by the Indemnitors could be materially prejudicial to Fleet's interests or that other reasonable grounds exist which demonstrate a lack of effectiveness or high level of quality in the conduct of such defense by the Indemnitors, and (B) prior to retaining its own counsel for such purpose, Fleet shall consult with CAI and shall attempt in good faith to agree upon counsel to conduct the defense on behalf of both the Indemnitors and Fleet, provided further that if such mutual agreement is not reached within a reasonable time on selecting counsel, then Fleet may exercise its rights under clause (A) above and retain its own counsel at the Indemnitors' expense.

          1.2 Notwithstanding the foregoing, the Indemnitors' obligations hereunder shall not apply with respect to Environmental Damages caused solely by a party other than the Indemnitors or their affiliates, employees, agents, contractors or consultants after the Acquisition Date unless such Environmental Damages are of a continuous nature and commenced prior to the Acquisition Date. For purposes of this Agreement, Hazardous Materials found after the Acquisition Date upon, about or beneath any of the Properties or found after the Acquisition Date to have migrated to or from any of the Properties shall be presumed to have been released prior to the Acquisition Date if the Indemnitors or any third party caused or contributed in any manner to a release prior to the Acquisition Date upon, about or beneath any of the Properties of Hazardous Materials of the same kind, unless CAI can demonstrate (i) that the prior release was completely cleaned up and any and all approvals required by applicable Environmental Requirements were obtained or (ii) that the physical source of the new release of Hazardous Materials is completely different from the source of such prior release.

          1.3 No claim for indemnification hereunder shall be made by an Indemnified Party until on or after the Acquisition Date. Furthermore, the Indemnitors shall have no obligation under this Agreement for any claims or damages which as of the Acquisition Date were both: (i) actually known to Fleet and (ii) readily ascertainable and susceptible of being promptly reduced to a liquidated sum certain prior to completion of a foreclosure sale.

          2. Definitions. Terms with initial capital letters not otherwise defined herein have the respective meanings set forth in the Indenture. In addition, the following terms with initial capital letters have the following meanings:

          "ACQUISITION DATE" means, with respect to any interest in any of the Properties other than its interest as a beneficiary under the Mortgages, the date on which Fleet becomes an owner of such interest in such Properties.

          "ENVIRONMENTAL DAMAGES" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, any of which are actually incurred at any time as a result of the existence of Hazardous Materials upon, about or beneath the Properties or migrating or threatening to migrate to or from the Properties, or the existence of a violation of Environmental Requirements pertaining to the Properties regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Properties, and including, without limitation:

               (i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Properties, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including, but not limited to, claims brought by or on behalf of employees of Trustor, with respect to which Trustor waives, for the benefit of Beneficiary only, any immunity to which it may be entitled under any industrial or workers' compensation laws;

               (ii) reasonable fees actually incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Properties or any other property or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, costs and expenses actually incurred in enforcing the Mortgages or collecting any sums due hereunder; and

               (iii) liability to any Person to indemnify such Person for actual costs incurred in good faith in connection with the items referenced in subparagraph (ii) hereof.

          "ENVIRONMENTAL REQUIREMENTS" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the environment, including, without limitation:

               (i) all requirements, including, but not limited to, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, materials or wastes, whether solid, liquid or gaseous in nature, including without limitation, Hazardous Materials; and

               (ii) all requirements pertaining to the protection of the health and safety of employees or the public with respect to Hazardous Materials.

          "GUARANTOR" has the meaning set forth in Paragraph 16.

          "HAZARDOUS MATERIALS" Any chemical, material or substance:

               (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; or

               (ii) which is or becomes defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable local, state or federal law or under regulations adopted or publications promulgated pursuant thereto, including, but not limited to, any such laws or regulations promulgated by Governmental Authorities of the State of Nevada; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S) 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
(S) 1251, et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601, et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 201, et seq.; the Clean Air Act, 42 U.S.C. ~ 7401, et seq.; the Transportation Safety Act of 1974, 49 U.S.C.
(S) 1801, et seq.; or

               (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

               (iv) the presence of which on the Properties causes or threatens to pose a hazard to the Properties or to the health or safety of Persons on or about the Properties; or

               (v) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

               (vi) without limitation, which contains polychlorinated biphenyls
(PCBs) or asbestos or urea formaldehyde foam insulation or radon gas.

          "INDEMNIFIED PARTIES" has the meaning set forth in Paragraph 1.1.

          "PRINCIPAL INDEMNITOR" has the meaning set forth in Paragraph 16.1.

          "PROPERTIES" means the real properties identified in Exhibit A hereto.

          3. Survivability. The obligations hereunder shall be continuing. No assignment or transfer of the Properties by the Indemnitors shall operate to release the liability hereunder except with the express prior written consent of Fleet in its sole and absolute discretion.

          4. Unsecured Obligation. The Indemnitors and Fleet intend and irrevocably agree that the obligations of the Indemnitors hereunder are and shall be, and shall be deemed to be for all purposes, unsecured and shall not constitute obligations secured by the Subsidiary Mortgages. The Subsidiary Mortgages contain certain covenants, indemnities and obligations of certain of the Subsidiary Indemnitors regarding Environmental Damages and Hazardous Materials which covenants, indemnities and obligations are secured, but which by their terms are not intended to survive a foreclosure or trustee's sale under the Subsidiary Mortgages or deed in lieu of foreclosure, and therefore are not intended to apply on or after the Acquisition Date. Any sums payable or recovered hereunder are not intended to be, and shall not be or be deemed to constitute, a deficiency after foreclosure or trustee's sale under the Subsidiary Mortgages.

          5. Severability. If any provision of this Agreement or right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision or right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or right granted hereby or the validity, legality or enforceability of such provision or right in any other jurisdiction.

          6. Notices. All notices and other communications under this Agreement shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telex, telecopy or telegram, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Paragraph 6, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or telecopier numbers) as provided in
Schedule 105 to the Indenture.

          7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. Headings. The Paragraph headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

          9. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          10. Amendments and Other Modifications. No amendment of any provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Fleet. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on the Indemnitors or any one of them in any case shall entitle the Indemnitors to any other or further notice or demand in similar or other circumstances.

          11. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals and all Schedules and Exhibits, but subject to Paragraph 8) and not to any particular provision of this Agreement. Paragraph, subparagraph, exhibit, recital, preamble and schedule references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as may be amended from time to time," or to amendments of any document or law, shall include any amendments. supplements, replacements, renewals or other modifications.

          12. Successive Actions. Separate and successive actions may be brought hereunder to enforce the provisions hereof from time to time. The Indemnitors waive any defense they may have regarding the splitting of a cause of action or based upon the defense of res judicata, and the Indemnitors jointly and severally covenant not to raise such defenses.

          13. Attorneys' Fees. In the event of any action to enforce this Agreement, whether by judicial or nonjudicial means, the prevailing party shall be entitled to its attorneys' fees and expenses in connection therewith.

          14. Joint and Several Liability. The obligations of the Indemnitors under this Agreement shall be joint and several.

          15. No Waiver. Nothing contained herein shall constitute or be construed as a waiver of any statutory or judicial federal, state or local law which may provide other rights or remedies to the Indemnified Parties against the Indemnitors in the event of Environmental Damages or the breach of Environmental Requirements.

          16. Guarantor Waivers. If and to the extent that CAI or any one or more of the Subsidiary Indemnitors (for the purposes of Paragraphs 16 and 17, being individually and collectively referred to herein as "Guarantor") would be deemed or construed to be a guarantor or surety under applicable law with respect to its obligations hereunder, Guarantor hereby agrees as follows:

               16.1 Guarantor expressly agrees that until each and every term, covenant and condition of this Agreement is fully performed, Guarantor shall not be released by any act or event which, except for this provision of this Agreement might be deemed a legal or equitable discharge or exoneration of a surety, or because of any waiver, extension, modification, forbearance or delay or other act or omission of Fleet or its failure to proceed promptly or otherwise as against CAI or any of the Subsidiary Indemnitors, as the case may be (individually and collectively, in its or their capacity as the entity or entities the obligations of which are guaranteed hereunder by Guarantor, the "Principal Indemnitor") or Guarantor, or because of any action taken or omitted or circumstance which might vary the risk or affect the rights or remedies of Guarantor as against the Principal Indemnitor, or because of any further dealings between the Principal Indemnitor and Fleet, whether relating to this Agreement or otherwise. Guarantor hereby expressly waives and surrenders any defense to Guarantor's liability under this Agreement based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them. It is the purpose and intent of this Agreement that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances, subject to and in accordance with the terms and conditions of this Agreement.

               16.2  Each Guarantor waives:

                     16.2.1 all statutes of limitations as a defense to any action or proceeding brought against Guarantor by Fleet, to the fullest extent permitted by law;

                     16.2.2 any right it may have to require Fleet to proceed against the Principal Indemnitor or pursue any other remedy in Fleet's power to pursue, it being acknowledged and agreed that the obligations of Guarantor hereunder are independent of the obligations of the Principal Indemnitor hereunder, and Fleet shall not be required to make any demand upon, exercise any right to declare a default by, or proceed against, the Principal Indemnitor prior to proceeding against Guarantor to the full extent of Guarantor's obligations hereunder;

                     16.2.3 any defense based on any legal disability of the Principal Indemnitor and any discharge, release or limitation of the liability of the Principal Indemnitor to Fleet, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause, or any claim that Guarantor's obligations exceed or are more burdensome than those of the Principal Indemnitor;

                     16.2.4 all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind;

                     16.2.5 any defense based on or arising out of any defense that the Principal Indemnitor may have to the payment or performance of any obligation set forth in this Agreement;

                     16.2.6 until all obligations under this Agreement have been paid and performed in full, all rights of subrogation and all rights to enforce any remedy that Guarantor may have against the Principal Indemnitor, all regardless of whether Guarantor may have made any payments to Fleet; and

                     16.2.7 in the event that notwithstanding the provisions of paragraph 4 hereof, the obligations of the Principal Indemnitor, hereunder are held or deemed to be secured, any right of Guarantor to have the Collateral of the Principal Indemnitor first applied to the discharge of the Secured Obligations, and Guarantor expressly recognizes that any such Collateral is security for the Principal Indemnitor's obligations hereunder but not for Guarantor's obligations hereunder.

               16.3 Guarantor assumes full responsibility for keeping informed of the financial condition and business operations of the Principal Indemnitor and all other circumstances affecting the Principal Indemnitor's ability to pay for and perform its obligations to the Indemnitees, and agrees that Fleet shall have no duty to disclose to Guarantor any information which Fleet may receive about the Principal Indemnitor's financial condition, business operations, or any other circumstances bearing on its ability to perform.

               17. Joint and Several Liability of Guarantor. Guarantor jointly and severally agrees to perform and be liable for the obligations of the Principal Indemnitor hereunder.

               IN WITNESS WHEREOF, the Indemnitors have caused this Agreement to be executed and delivered as of the date first set forth above.

                              CASINO AMERICA, INC.

                              By
                                  ----------------------------------
                                  Title:

                              RIVERBOAT CORPORATION OF MISSISSIPPI

                              By
                                  ----------------------------------
                                  Title:

                              RIVERBOAT CORPORATION OF MISSISSIPPI-
                              VICKSBURG

                              By
                                  ----------------------------------
                                  Title:

                              RIVERBOAT SERVICES INCORPORATED

                              By
                                  ----------------------------------
                                  Title:

                              CSNO, INC.

                              By
                                  ----------------------------------
                                  Title:

                              LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                              By
                                  ----------------------------------
                                  Title:

                              ST. CHARLES GAMING COMPANY, INC.

                              By
                                  ----------------------------------
                                  Title:

                              LRG HOTELS, L.L.C.

                              By
                                  ----------------------------------
                                  Title:

                              GRAND PALAIS RIVERBOAT, INC.

                              By
                                -------------------------------------

                                Title:

                              LRGP HOLDINGS, INC.

                              By
                                -------------------------------------

                                Title:

                              PPI, INC.

                              By
                                -------------------------------------

                                Title:

                              ASMI MANAGEMENT INC.

                              By
                                -------------------------------------

                                Title:

                              ISLE OF CAPRI CASINO COLORADO, INC.

                              By
                                -------------------------------------

                                Title:

                                                          EXHIBIT K TO INDENTURE


                                   EXHIBIT A

                                 THE PROPERTIES